                                                                    EXHIBIT 99.3


                                INDEX TO ANNEXES



Annex                         Financial Statements                          Page
-----                         --------------------                          ----

  A Financial statements for the years ended December 31, 1996, 1995 and 1994 for Two Penn Plaza Associates L.P. (a Limited Partnership) (including independent auditors' report)

  B Combined financial statements for the years ended December 31, 1996, 1995 and 1994 for M Eleven Associates, M 393 Associates and Eleven Penn Plaza Company (General Partnerships)
           (including independent auditors' report)

  C Financial statements for the years ended December 31, 1996, 1995 and 1994 for 1740 Broadway Associates, L.P. (a Limited Partnership) (including independent auditors' report)

  D Financial statements for the years ended December 31, 1996, 1995 and 1994 for 866 U.N. Plaza Associates LLC (a Limited Liability Company) (including independent auditors' report)

  E Financial statements for the years ended December 31, 1996, 1995 and 1994 for Two Park Company (a New York general partnership) (including independent auditors' report)

  F Financial statements for the years ended December 31, 1996, 1995 and 1994 for B&B Park Avenue L.P. (a Limited Partnership) (including independent auditors' report)

  G Condensed consolidated pro forma financial statements for the Company for the year ended December 31, 1996

                                                                         ANNEX A


                         TWO PENN PLAZA ASSOCIATES L.P.
                             (A LIMITED PARTNERSHIP)

                              FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                       AND

                          INDEPENDENT AUDITORS' REPORT

                         TWO PENN PLAZA ASSOCIATES L.P.

                              FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                TABLE OF CONTENTS



Independent Auditors' Report                                              1

Financial Statements

   Balance Sheet                                                          2

   Statement of Income                                                    3

   Statement of Cash Flows                                                4

   Statement of Changes in Partners' Capital Deficiency                   5

   Notes to Financial Statements                                        6-14

FRIEDMAN                                                    1700 BROADWAY
ALPREN &                                                    NEW YORK, NY 10019
GREEN LLP                                                   212-582-1600
CERTIFIED PUBLIC ACCOUNTANTS                                FAX 212-265-4761

                          INDEPENDENT AUDITORS' REPORT


TO THE PARTNERS OF TWO PENN PLAZA ASSOCIATES L.P.

     We have audited the accompanying balance sheet of TWO PENN PLAZA ASSOCIATES L.P. (a limited partnership) as of December 31, 1996 and 1995, and the related statements of income, cash flows and changes in partners' capital deficiency for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the managing general partner. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the managing general partner, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TWO PENN PLAZA ASSOCIATES L.P. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

     As discussed in Note 4(a) to the financial statements, the financial statements as of December 31, 1995 and for the years ended December 31, 1995 and 1994 have been restated to reflect adjustments to water and sewer expense previously recorded entirely in 1995.



                                        /s/ FRIEDMAN ALPREN & GREEN LLP





January 15, 1997, except for
   Note 2, as to which the date
   is March 12, 1997

                         TWO PENN PLAZA ASSOCIATES L.P.

                                  BALANCE SHEET

                           DECEMBER 31, 1996 AND 1995


                                                                  1996                  1995
                                                             -------------         -------------
ASSETS

Property and improvements - at cost, less accumulated
   depreciation and amortization of $ $84,044,177 and
   $80,050,988 - Note 5                                      $  40,249,466         $  40,362,894

Cash and short-term investments                                  7,822,176             5,435,297
Investment in U.S. Treasury obligations - Note 4(e)              8,118,765             5,628,317

Receivables - Note 6                                            14,954,965            16,610,622

Prepaid leasing costs                                            3,089,007             3,047,294
Other prepayments                                                   58,131                55,879
Mortgage costs                                                   3,061,956             3,892,110

Tenants' security deposits (cash in bank and
   U.S. Treasury Bills)                                            773,859               807,929
                                                             -------------         -------------

                                                             $  78,128,325         $  75,840,342
                                                             =============         =============

LIABILITIES AND PARTNERS' CAPITAL DEFICIENCY

Liabilities
   Mortgages payable - Note 7                                $ 159,100,000         $ 159,100,000
   Accrued interest payable                                        839,805             2,503,874
   Accounts payable and accrued expenses                         1,418,962               915,259
   Improvements payable                                            181,542               121,008
   Deferred income                                                 179,885               150,190
   Tenants' security deposits payable                              866,659               900,729
                                                             -------------         -------------

                                                               162,586,853           163,691,060

Commitments - Notes 7 and 10                                          --                    --

Partners' capital deficiency                                   (84,458,528)          (87,850,718)
                                                             -------------         -------------

                                                             $  78,128,325         $  75,840,342
                                                             =============         =============

The accompanying notes are an integral part of these financial statements.

                         TWO PENN PLAZA ASSOCIATES L.P.

                               STATEMENT OF INCOME

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                         1996               1995               1994
                                                     -----------        -----------        -----------
Revenues

   Rental income                                     $41,885,873        $43,350,856        $43,067,969
   Interest                                              560,595            438,668            334,670
                                                     -----------        -----------        -----------

                                                      42,446,468         43,789,524         43,402,639
                                                     -----------        -----------        -----------

Expenses

   Renting                                                79,104            123,260            174,830
   Administrative                                        951,479          1,283,034          1,159,659
   Operating                                          12,347,504         12,815,854         12,651,141
   Real estate taxes                                   8,081,435          8,612,906          8,463,386
                                                     -----------        -----------        -----------

                                                      21,459,522         22,835,054         22,449,016
                                                     -----------        -----------        -----------

           Income before interest expense and
              depreciation and amortization           20,986,946         20,954,470         20,953,623

Interest expense                                      11,932,302         11,982,814         11,840,999
                                                     -----------        -----------        -----------

           Income before depreciation and
              amortization                             9,054,644          8,971,656          9,112,624

Depreciation and amortization                          5,642,317          5,505,290          5,089,126
                                                     -----------        -----------        -----------

           Net income                                $ 3,412,327        $ 3,466,366        $ 4,023,498
                                                     ===========        ===========        ===========

The accompanying notes are an integral part of these financial statements.

                                          TWO PENN PLAZA ASSOCIATES L.P.

                                              STATEMENT OF CASH FLOWS

                                   YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                                1996                 1995                 1994
                                                            ------------         ------------         ------------
Cash flows from operating activities
   Net income                                               $  3,412,327         $  3,466,366         $  4,023,498
   Adjustments to reconcile net income to net cash
     provided by operating activities
       Depreciation and amortization of fixed assets           3,993,189            4,043,699            4,051,144
       Amortization of leasing and mortgage costs              1,649,128            1,461,591            1,037,982
       (Gain) loss on sale of marketable securities               29,155          (    13,936)                --
       Changes in assets and liabilities
         Interest receivable                                 (    19,869)         (    42,896)              21,389
         Receivables                                           1,655,657            1,050,799               88,712
         Prepaid leasing costs                               (   780,677)         (   433,087)         (   466,182)
         Other prepayments                                   (     2,252)              92,881               93,009
         Accrued interest payable                            ( 1,664,069)              35,175          (     7,927)
         Accounts payable and accrued expenses                   503,702          (    25,106)             222,079
         Leasing costs payable                                      --                   --            (    76,136)
         Deferred income                                          29,695          (       485)         (    79,876)
         Tenants' security deposits                               34,070          (    79,001)         (   303,956)
         Tenants' security deposits payable                  (    34,070)              79,001              303,956
                                                            ------------         ------------         ------------
           Net cash provided by operating activities           8,805,986            9,635,001            8,907,692
                                                            ------------         ------------         ------------
Cash flows from investing activities
   Acquisition of improvements and equipment                 ( 3,819,227)         ( 5,887,833)         ( 5,104,459)
   Acquisition of U.S. Treasury obligations                  (11,370,611)         (10,699,760)         ( 7,619,101)
   Redemption of U.S. Treasury obligations                     8,850,741            7,345,019            9,084,207
   Due from partner                                                 --            (    69,371)         (   127,788)
                                                            ------------         ------------         ------------
           Net cash used in investing activities             ( 6,339,097)         ( 9,311,945)         ( 3,767,141)
                                                            ------------         ------------         ------------
Cash flows from financing activities
   Mortgage costs                                            (    80,010)         ( 3,941,591)         (    22,372)
   Escrow for mortgage costs                                        --              3,600,000          ( 3,600,000)
   Distributions to partners                                        --                   --            ( 2,324,062)
                                                            ------------         ------------         ------------
           Net cash used in financing activities             (    80,010)         (   341,591)         ( 5,946,434)
                                                            ------------         ------------         ------------
Net increase (decrease) in cash and short-term
   investments                                                 2,386,879          (    18,535)         (   805,883)

Cash and short-term investments, beginning of year             5,435,297            5,453,832            6,259,715
                                                            ------------         ------------         ------------
Cash and short-term investments, end of year                $  7,822,176         $  5,435,297         $  5,453,832
                                                            ============         ============         ============
Supplemental cash flow disclosures
   Interest paid                                            $ 13,596,371         $ 11,947,639         $ 11,848,926
                                                            ============         ============         ============

The accompanying notes are an integral part of these financial statements.

                         TWO PENN PLAZA ASSOCIATES L.P.

              STATEMENT OF CHANGES IN PARTNERS' CAPITAL DEFICIENCY

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                                      General Partners                       Limited Partners
                                                       --------------------------------------------    ----------------------------
                                                                                                        Union Bank
                                                                                                      of Switzerland,
                                                                                                      New York Branch,
                                                                          Mendik                        as Successor
                                                                          Realty                         Trustee for
                                                         Bernard H.      Company,         Nancy          Account No.   Carborundum
                                           Total          Mendik           Inc.         Creek, Inc.       P-34742     Joint Venture
                                       ------------    ------------    ------------    ------------    ------------    ------------
Balance, December 31, 1993             $(93,037,094)   $(16,003,268)   $   (161,648)   $   (225,822)   $(41,494,642)   $(22,359,053)

  Net income                              4,023,498         951,622           9,612           8,997       1,652,346         890,545

  Distributions                         ( 2,324,062)    (   626,485)       (  6,328)       (  4,968)    (   912,569)    (   491,837)

  Unrealized loss on U.S.
    Treasury obligations                (    21,199)    (     4,481)       (     45)       (     49)    (     8,997)    (     4,849)
                                       ------------    ------------    ------------    ------------    ------------    ------------
Balance, December 31, 1994              (91,358,857)    (15,682,612)       (158,409)       (221,842)    (40,763,862)    (21,965,194)

  Transfers of interest
    January 1, 1995                            --              --              --              --        24,170,114            --

  Net income                              3,466,366         968,387           9,782           7,309         542,166         723,598

  Reversal of prior year unrealized
    loss on U.S. Treasury obligations        21,199           4,481              45              49           8,997           4,849

  Unrealized gain on U.S. Treasury
    obligations                              20,574           5,748              58              43           3,218           4,294
                                       ------------    ------------    ------------    ------------    ------------    ------------
Balance, December 31, 1995              (87,850,718)    (14,703,996)       (148,524)       (214,441)    (16,039,367)    (21,232,453)

  Transfers of interest
    January 2, 1996                            --              --              --              --        16,039,367            --

  Transfers of interest
    December 13, 1996                          --              --              --           207,584            --              --

  Transfers of interest
    December 17, 1996                          --              --              --              --              --              --

  Net income                              3,412,327         925,310           9,349           6,899            --           720,537

  Reversal of prior year
    unrealized gain on U.S.
    Treasury obligations                (    20,574)    (     5,748)       (     58)       (     43)           --       (     4,294)

  Unrealized gain on U.S.
    Treasury obligations                        437             120               1               1            --                92
                                       ------------    ------------    ------------    ------------    ------------    ------------
Balance, December 31, 1996             $(84,458,528)   $(13,784,314)   $   (139,232)   $      -0-      $      -0-      $(20,516,118)
                                       ============    ============    ============    ============    ============    ============


                                                                          Limited Partners
                                       --------------------------------------------------------------------------------------------




                                                                                       Portfolio U
                                          Penby           Knatten       Bernard H.       Holdings         UBSCO           Nancy
                                        Associates          Inc.          Mendik        Corporation     Corporation     Creek, Inc.
                                       ------------    ------------    ------------    ------------    ------------    ------------
Balance, December 31, 1993             $ (6,396,328)   $ (5,117,056)   $ (1,279,277)   $       --      $       --      $       --

  Net income                                255,190         204,148          51,038            --              --              --

  Distributions                          (  140,937)     (  112,750)     (   28,188)           --              --              --

  Unrealized loss on U.S.
    Treasury obligations                 (    1,389)     (    1,111)     (      278)           --              --              --
                                       ------------    ------------    ------------    ------------    ------------    ------------
Balance, December 31, 1994               (6,283,464)     (5,026,769)     (1,256,705)           --              --

  Transfers of interest
    January 1, 1995                            --              --              --       (24,170,114)           --              --

  Net income                                207,351         165,882          41,469         800,422            --              --

  Reversal of prior year unrealized
    loss on U.S. Treasury obligations         1,389           1,111             278            --              --              --

  Unrealized gain on U.S. Treasury
    obligations                               1,231             985             246           4,751            --              --
                                       ------------    ------------    ------------    ------------    ------------    ------------
Balance, December 31, 1995               (6,073,493)     (4,858,791)     (1,214,712)    (23,364,941)           --              --

  Transfers of interest
    January 2, 1996                            --              --              --       (16,039,367)           --              --

  Transfers of interest
    December 13, 1996                          --              --              --              --              --          (207,584)

  Transfers of interest
    December 17, 1996                          --              --              --        38,130,147     (38,130,147)           --

  Net income                                206,473         165,180          41,293       1,281,966          54,941             379

  Reversal of prior year
    unrealized gain on U.S.
    Treasury obligations                 (    1,231)     (      985)     (      246)    (     7,969)           --              --

  Unrealized gain on U.S.
    Treasury obligations                         26              21               5             164               7            --
                                       ------------    ------------    ------------    ------------    ------------    ------------
Balance, December 31, 1996             $ (5,868,225)   $ (4,694,575)   $ (1,173,660)   $      -0-      $(38,075,199)   $   (207,205)
                                       ============    ============    ============    ============    ============    ============

The accompanying notes are an integral part of these financial statements.

                         TWO PENN PLAZA ASSOCIATES L.P.

                          NOTES TO FINANCIAL STATEMENTS


 1 - ORGANIZATION AND GENERAL

          The Partnership, originally named Two Penn Plaza Associates, was organized in December 1978 to acquire, maintain and operate the property located at Two Penn Plaza, New York, New York. On December 21, 1993, the name of the Partnership was changed to Two Penn Plaza Associates L.P.


 2 - TRANSFER OF OWNERSHIP

          Pursuant to a solicitation contained in a private placement memorandum dated November 11, 1996, the Partnership obtained the consent of its partners to participate in an offering of shares of common stock in accordance with a preliminary registration statement filed with the Securities and Exchange Commission on December 18, 1996. On March 12, 1997, the managing general partner entered into an agreement with Vornado Realty Trust, a publicly traded real estate investment trust ("REIT"). The partners will be resolicited to obtain their consents to participate in this transaction, under terms and conditions similar to those stated in the private placement memorandum dated November 11, 1996. The REIT is a fully integrated, self-administered and self-managed real estate company which has qualified as a real estate investment trust for Federal income tax purposes. Upon completion of the transaction, it is anticipated that the Partnership will be owned by a company controlled by the REIT.


 3 - THE PARTNERSHIP AGREEMENT

     (a)  Allocation of Distributions and Net Income and Loss

               As defined in the agreement, distributions are generally as follows: first, $210,000 to Bernard H. Mendik and Mendik Realty Company, Inc. (the "Mendik Group") and then, 20% to the Mendik Group and 80% to the other partners in proportion to their respective partnership interests.

               Net income and net loss are generally allocated as follows: first, gross income is allocated in the same ratio as an equal amount of cash would have been distributed and then, deductions are allocated in the same ratio as the gross income.

               As described in the agreement, certain adjustments in the distributions and income and loss allocations are made among the partners for financing costs incurred to return the partners' original capital contributions.

                                   (Continued)

                         TWO PENN PLAZA ASSOCIATES L.P.

                          NOTES TO FINANCIAL STATEMENTS


 3 - THE PARTNERSHIP AGREEMENT (Continued)

     (b)  Transfers of Interests

               On January 1, 1995, Union Bank of Switzerland, New York Branch, as Successor Trustee for Account P-34742, assigned 25.735% of its partnership interest to Portfolio U Holdings Corporation. On January 2, 1996, the balance of its interest (17.432%) was assigned to Portfolio U Holdings Corporation.

               On December 17, 1996, Portfolio U Holdings Corporation assigned its partnership interest to UBSCO Corporation, a Delaware corporation.

               Effective December 13, 1996, Nancy Creek, Inc. withdrew as a general partner and its general partnership interest was transferred to that of a limited partner.


 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  Restatement of Financial Statements

               The accompanying financial statements as of December 31, 1995 and for the years ended December 31, 1995 and 1994 have been restated to reflect adjustments to prior years' water and sewer expense for amounts previously recorded entirely in 1995. Restated amounts reflect an increase in partners' capital deficiency of $321,709 at December 31, 1994. In addition, expenses for the years ended December 31, 1995 and 1994 have been increased (decreased) by $(321,709) and $78,940, respectively.

     (b)  Use of Estimates

               The managing general partner uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

     (c)  Rental Income

               Leases are classified as operating leases in accordance with the provisions of Financial Accounting Standards Board (FASB) Statement No. 13. One of these provisions requires the recognition of scheduled rent increases and rent concessions on a straight-line basis over the lease term. Included in rental income for the years ended December 31, 1996, 1995 and 1994 is $(562,614), $(925,432) and $(87,863),
          respectively, representing reductions in rental income required under this provision.

                                   (Continued)

                         TWO PENN PLAZA ASSOCIATES L.P.

                          NOTES TO FINANCIAL STATEMENTS


 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (d)  Depreciation and Amortization

               Property and improvements are stated at cost. Depreciation and amortization charges are computed over the following estimated useful asset lives or periods, primarily on the straight-line basis:

                        Asset                            Asset Lives
               -----------------------           ------------------------------
               Building                          Lives of the existing building
                                                   components, ranging from
                                                   15 to 30 years
               Building improvements             10 to 39 years
               Furniture and equipment           5 to 7 years
               Tenant improvements               Term of related lease
               Leasing costs                     Term of related lease
               Mortgage costs                    Term of mortgage

     (e)  Investment in U.S. Treasury Obligations

               The Partnership has adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities". U.S. Treasury obligations are classified as available-for-sale in accordance with the provisions of SFAS No. 115, and carried at fair value. Net unrealized gains (losses) at December 31, 1996, 1995 and 1994 (presented as a component of partners' capital deficiency) are $437, $20,574 and $(21,199), respectively.

               Contractual maturities (including accrued interest) of the securities at December 31, 1996 are as follows:

                Within 1 year                      $2,133,690
                1-2 years                           5,985,075
                                                   ----------
                                                   $8,118,765
                                                   ==========

               Included in the investment in U.S. Treasury obligations is accrued interest of $94,581 and $74,712 at December 31, 1996 and 1995, respectively.

                                   (Continued)

                         TWO PENN PLAZA ASSOCIATES L.P.

                          NOTES TO FINANCIAL STATEMENTS


 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (f)  Fair Value of Financial Instruments

               Effective for years ended after December 15, 1995, Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", as amended, requires certain entities to disclose the fair value of specified financial instruments for which it is practicable to estimate that value. The fair value of the investment in U.S. Treasury obligations is presented in Note 4(e). It was not practicable to estimate the fair value of the mortgages payable and interest rate exchange agreements because quoted market prices do not exist and estimates could not be made through other means without incurring excessive costs.

     (g)  Income Taxes

               The Partnership is not a taxpaying entity for income tax purposes and, accordingly, no provision has been made for income taxes. The partners' allocable shares of the Partnership's taxable income or loss are reportable on their income tax returns.

     (h)  Cash and Short-Term Investments

               The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be short-term investments.

               Cash balances and certificates of deposit of approximately $6,194,000 and $4,706,000 at December 31, 1996 and 1995, respectively, are maintained in two banks and are insured by the Federal Deposit Insurance Corporation up to a maximum of $100,000 for each bank.

                                   (Continued)

                         TWO PENN PLAZA ASSOCIATES L.P.

                          NOTES TO FINANCIAL STATEMENTS


 5 - PROPERTY AND IMPROVEMENTS

                                                        1996            1995
                                                    ------------    ------------
          Land                                      $  6,014,574    $  6,014,574
          Building                                    53,707,119      53,707,119
          Building improvements                       21,800,688      17,287,884
          Tenant improvements                         41,206,093      38,839,925
          Furniture and equipment                      1,268,843       1,240,753
          Improvements in progress                       296,326       3,323,627
                                                    ------------    ------------
                                                     124,293,643     120,413,882
            Less - Accumulated depreciation
               and amortization                       84,044,177      80,050,988
                                                    ------------    ------------
                                                    $ 40,249,466    $ 40,362,894
                                                    ============    ============

 6 - RECEIVABLES

                                                        1996            1995
                                                    ------------    ------------
          Receivable from tenants
            Billed and not collected                $    447,346    $  1,598,274
            Escalation accruals                           80,208         168,376
            Accrual required by FASB
               Statement No. 13 - Note 4(c)           14,017,851      14,580,465
                                                    ------------    ------------
                                                      14,545,405      16,347,115
          Due from maintenance services
            company - Note 8(b)                          185,000          25,407
          Due from partner                               197,159         197,159
          Other                                           27,401          40,941
                                                    ------------    ------------
                                                    $ 14,954,965    $ 16,610,622
                                                    ============    ============

                                   (Continued)

                         TWO PENN PLAZA ASSOCIATES L.P.

                          NOTES TO FINANCIAL STATEMENTS


 7 - MORTGAGES PAYABLE

          On May 11, 1988, the Partnership entered into a loan agreement pursuant to which National Bank of Kuwait S.A.K., Grand Cayman Island branch ("NBK") agreed to lend the Partnership up to $225,000,000 to be used for, but not limited to, the partial or full payment of prior mortgages, distributions to partners, payment of loan costs, and establishing revolving credit and working capital facilities. At this time, it is believed that because of a decline in the property's market value, additional borrowings may not be available.

          The loans mature on May 10, 2000 and require payment of interest at a floating rate, as defined in the agreement. In addition, the Partnership has entered into interest rate exchange agreements as follows:

          On November 8, 1989, the Partnership entered into interest rate exchange agreements with various commercial banks (the "Banks") and NBK, as agent for the Banks, for an aggregate principal amount of $40,000,000, to expire on November 8, 1999.

          On October 6, 1992, the Partnership entered into an interest rate exchange agreement for $115,000,000 until October 6, 1999.

          The fixed interest was paid semiannually at the rate of 9.3625% on the $40,000,000 mortgage and 6.7475% on the $115,000,000 mortgage.
          Beginning November 8, 1996 and October 6, 1996, respectively, the interest is paid monthly at the rate of 9.2525% on the $40,000,000 mortgage and 6.6725% on the $115,000,000 mortgage.

          Interest rates vary on the remaining $4,100,000 of the mortgages payable balance. The effective rates were approximately 6.2%, 6.75% and 6.5% for the years ended December 31, 1996, 1995 and 1994, respectively. The overall effective interest rate paid by the Partnership was approximately 7.5% for each of the years ended December 31, 1996 and 1995 and 7.4% for the year ended December 31, 1994.

                                   (Continued)

                         TWO PENN PLAZA ASSOCIATES L.P.

                          NOTES TO FINANCIAL STATEMENTS


 7 - MORTGAGES PAYABLE (Continued)

          The partners and NBK had agreed that NBK would not record the new mortgages arising as borrowings were made, but that NBK would have the option to do so upon giving notice to the Partnership, with the Partnership being responsible for payment of the mortgage recording tax. If for any reason NBK could not record the mortgage notes, then certain partners agreed to guarantee the debt. The partners also could voluntarily record the mortgage. In 1994, at the voluntary request of the Partnership, the Partnership paid $3,600,000 into a mortgage escrow deposit account. In 1995, NBK recorded mortgages of $131,000,000, requiring a total payment of $3,941,591 for mortgage recording taxes, title insurance, and other costs. The Partnership paid the additional amount due in excess of the balance in the escrow account. Total costs were charged to mortgage costs and are being amortized over the remaining term of the loans.


 8 - RELATED PARTY TRANSACTIONS

     (a)  Management Services

               Management services are provided to the Partnership by Mendik Realty Company, Inc., a general partner of the Partnership. The annual management fee is 1-1/2% of rental receipts, as defined. Management fees for the years ended December 31, 1996, 1995 and 1994 were $645,539, $667,048 and $651,203, respectively.

     (b)  Maintenance Services

               Maintenance services for the property are provided at cost plus an allocable share of overhead expenses by a company that is controlled by a general partner of the Partnership. Services of the building engineers are provided at cost. Profits earned from direct tenant services are shared with the Partnership.

               For the years ended December 31, 1996, 1995 and 1994, cleaning and related expenses were $4,209,139, $4,167,915 and $4,009,013, engineering and preventive maintenance was $780,007, $902,157 and $747,694, and the Partnership's share of profits from tenant services was $326,549, $359,293 and $417,077, respectively. Amounts receivable from the maintenance services company were $185,000 and $25,407 at December 31, 1996 and 1995, respectively.

                                   (Continued)

                         TWO PENN PLAZA ASSOCIATES L.P.

                          NOTES TO FINANCIAL STATEMENTS


 8 - RELATED PARTY TRANSACTIONS (Continued)

     (b)  Maintenance Services (Continued)

               The maintenance services company occupied space in the building under leases which were terminated on February 1, 1995. The leases, for approximately 9,000 square feet, required base rent (including electric) of $191,819 and provided for additional rent based on increases in real estate taxes and operating expenses. Rental income from the company for the years ended December 31, 1995 and 1994 was $18,659 and $206,153, respectively.

     (c)  Security Services

               Security services for the property are provided at cost plus an allocable share of overhead expenses by a company whose controlling stockholder is a general partner of the Partnership. Profits earned from direct tenant services are shared equally with the Partnership. The cost of security services provided by this company for the years ended December 31, 1996, 1995 and 1994 was $621,709, $708,366 and
          $637,048, respectively.

     (d)  Construction Services

               Ambassador Construction Co., Inc., a partner of a partner in the Partnership, provides construction and related services for the property. Costs for the years ended December 31, 1996, 1995 and 1994 were $110,399, $1,433,418 and $645,341, respectively.


 9 - LEASE ARRANGEMENTS

          Space in the building is rented to a large number of tenants under various lease agreements. These leases, which are classified as operating leases, include renewal options and provisions for additional rent based on increases in property taxes, operating expenses or porter wage rates, and utilities over base period amounts.

                                   (Continued)

                         TWO PENN PLAZA ASSOCIATES L.P.

                          NOTES TO FINANCIAL STATEMENTS


 9 - LEASE ARRANGEMENTS (Continued)

          Approximate minimum future rentals required under operating leases, excluding rentals that are cancelable at the tenant's option, are as follows:

                Year Ending
               December 31,
               ------------
                   1997                               $ 26,667,000
                   1998                                 19,979,000
                   1999                                 19,616,000
                   2000                                 16,574,000
                   2001                                 13,959,000
                   Thereafter                           65,691,000
                                                      ------------
                                                      $162,486,000
                                                      ============

          Escalations (contingent rentals) included in rental income were $2,752,775, $3,696,514 and $3,881,091 for the years ended December 31,
     1996, 1995 and 1994, respectively.

          Approximately 43% of total rental income was derived from two tenants whose leases expire between October 31, 1996 and January 31, 1998. The lease which expired October 31, 1996 represented approximately 30% of total rental income and approximately $9,920,000 of annual base rents. The other lease represented approximately $4,672,000 of annual base rents.


10 - COMMITMENTS

          Pursuant to the terms of leases with various tenants, the Partnership is obligated to pay approximately $2,050,000 of the cost of initial alterations to be made to the leased premises. As of December 31, 1996, approximately $121,000 of these costs have been incurred.

                                                                        ANNEX B


                              M ELEVEN ASSOCIATES,
                              M 393 ASSOCIATES AND
                            ELEVEN PENN PLAZA COMPANY
                             (GENERAL PARTNERSHIPS)

                          COMBINED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                       AND

                          INDEPENDENT AUDITORS' REPORT

                              M ELEVEN ASSOCIATES,
                              M 393 ASSOCIATES AND
                            ELEVEN PENN PLAZA COMPANY

                          COMBINED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                TABLE OF CONTENTS



Independent Auditors' Report                                              1

Combined Financial Statements

   Balance Sheet at December 31, 1996 and 1995                            2

   Statement of Income                                                    3

   Statement of Cash Flows                                                4

   Statement of Changes in Partners' Capital Deficiency                   5

   Notes to Combined Financial Statements                               6-15

FRIEDMAN                                                     1700 BROADWAY
ALPREN &                                                     NEW YORK, NY 10019
GREEN LLP                                                    212-582-1600
CERTIFIED PUBLIC ACCOUNTANTS                                 FAX 212-265-4761


                          INDEPENDENT AUDITORS' REPORT


TO THE PARTNERS OF M ELEVEN ASSOCIATES, M 393 ASSOCIATES
   AND ELEVEN PENN PLAZA COMPANY


     We have audited the accompanying combined balance sheet of M ELEVEN ASSOCIATES, M 393 ASSOCIATES AND ELEVEN PENN PLAZA COMPANY (general partnerships) as of December 31, 1996 and 1995, and the related combined statements of income, cash flows and changes in partners' capital deficiency for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of M ELEVEN ASSOCIATES, M 393 ASSOCIATES AND ELEVEN PENN PLAZA COMPANY as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                             /s/ FRIEDMAN ALPREN & GREEN LLP
                                             -------------------------------


January 14, 1997, except for
   Note 2, as to which the date
   is March 12, 1997

                              M ELEVEN ASSOCIATES,
                              M 393 ASSOCIATES AND
                            ELEVEN PENN PLAZA COMPANY

                             COMBINED BALANCE SHEET

                           DECEMBER 31, 1996 AND 1995

                                                                          1996               1995
                                                                     --------------     --------------
ASSETS

Property and improvements - at cost, less accumulated
   depreciation and amortization of $46,520,422 and
   $43,201,381 - Note 4                                              $   36,266,165     $   34,271,529

Cash                                                                        716,244            952,032
Restricted cash - Note 7                                                  1,062,888          3,556,630

Receivables - Note 5                                                     21,810,111         21,857,329

Escrow deposits, real estate taxes - Note 7                                 374,822            330,821
Escrow deposits, tenant costs - Note 6                                      147,341            140,119
Prepaid real estate taxes                                                 2,037,886          1,984,926
Prepaid leasing costs                                                     3,758,264          3,629,698
Other prepayments                                                            86,491             87,201

Unamortized mortgage costs                                                  293,594             31,844

Tenants' security deposits - Note 10                                        679,995            666,797
                                                                     --------------     --------------

                                                                     $   67,233,801     $   67,508,926
                                                                     ==============     ==============

LIABILITIES AND PARTNERS' CAPITAL DEFICIENCY

Liabilities
   Mortgages payable - Note 7                                        $   74,968,471     $   76,963,344
   Accrued interest payable                                                 199,778            193,468
   Accounts payable and accrued expenses                                    407,327            417,942
   Improvements payable                                                     112,262             25,989
   Leasing costs payable                                                    604,163              -
   Deferred income                                                           86,389            176,882
   Tenants' security deposits payable                                       663,764            651,074
                                                                     --------------     --------------
                                                                         77,042,154         78,428,699
Commitment - Note 11                                                          --                  --

Partners' capital deficiency                                             (9,808,353)       (10,919,773)
                                                                     --------------     --------------
                                                                     $   67,233,801     $   67,508,926
                                                                     ==============     ==============


The accompanying notes are an integral part of these combined financial statements.

                              M ELEVEN ASSOCIATES,
                              M 393 ASSOCIATES AND
                            ELEVEN PENN PLAZA COMPANY

                          COMBINED STATEMENT OF INCOME

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                                                  1996                 1995                 1994
                                                            ----------------     ----------------     ----------------
Revenues

   Rental income                                            $     24,374,745     $     24,270,234     $     24,478,684
   Lease cancellation income                                           --               7,479,701                --
   Interest                                                          574,153              201,451               73,147
                                                            ----------------     ----------------     ----------------

                                                                  24,948,898           31,951,386           24,551,831
                                                            ----------------     ----------------     ----------------

Expenses

   Renting                                                            28,782               29,778               41,930
   Administrative                                                    840,638              991,813              865,893
   Operating                                                       7,644,611            7,397,211            6,755,338
   Real estate taxes                                               4,071,360            4,156,110            4,623,700
                                                            ----------------     ----------------     ----------------
                                                                  12,585,391           12,574,912           12,286,861
                                                            ----------------     ----------------     ----------------
           Income before interest expense and
              depreciation and amortization                       12,363,507           19,376,474           12,264,970

Interest expense                                                   7,099,948            7,222,720            7,003,505
                                                            ----------------     ----------------     ----------------

           Income before depreciation and
              amortization                                         5,263,559           12,153,754            5,261,465

Depreciation and amortization                                      4,152,139            4,654,746            3,737,260
                                                            ----------------     ----------------     ----------------

           Net income                                       $      1,111,420     $      7,499,008     $      1,524,205
                                                            ================     ================     ================


The accompanying notes are an integral part of these combined financial statements.

                              M ELEVEN ASSOCIATES,
                              M 393 ASSOCIATES AND
                            ELEVEN PENN PLAZA COMPANY

                        COMBINED STATEMENT OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                         1996                1995                 1994
                                                                    -----------          -----------          -----------
Cash flows from operating activities
   Net income                                                       $ 1,111,420          $ 7,499,008          $ 1,524,205
   Adjustments to reconcile net income to net
     cash provided by operating activities
       Depreciation and amortization of fixed assets                  3,319,040            3,558,110            2,721,099
       Amortization of leasing and mortgage costs                       833,099            1,096,636            1,016,161
       Changes in assets and liabilities
         Restricted cash                                              2,493,742          ( 3,004,182)         (   552,448)
         Receivables                                                    522,218          ( 5,435,467)         ( 1,479,172)
         Escrow deposits, real estate taxes                         (    44,001)         (   330,821)                --
         Prepaid real estate taxes                                  (    52,960)             215,022          ( 2,199,948)
         Prepaid leasing costs                                      (   800,639)         (   396,916)         (   381,705)
         Other prepayments                                                  710                  483              330,359
         Other assets                                                      --                   --                 16,000
         Accrued interest payable                                         6,310          (   444,521)              29,185
         Accounts payable and accrued expenses                          (10,615)              73,576          (    63,874)
         Leasing costs payable                                          604,163          (   106,546)         (   354,901)
         Lease cancellation obligation                                     --            (    13,523)         (    54,866)
         Deferred income                                            (    90,493)             176,882                 --
         Tenants' security deposits                                 (    13,198)         (    89,980)              23,045
         Tenants' security deposits payable                              12,690               74,257          (    23,045)
                                                                    -----------          -----------          -----------

           Net cash provided by operating activities                  7,891,486            2,872,018              550,095
                                                                    -----------          -----------          -----------

Cash flows from investing activities
   Acquisition of improvements                                      ( 5,227,403)         (   708,698)         ( 2,389,987)
   Con Edison rebate receivable                                     (   475,000)                --                   --
   Escrow deposits, tenant costs                                    (     7,222)         (     7,666)             842,287
   Due from partners                                                       --                   --                111,000
                                                                    -----------          -----------          -----------

           Net cash used in investing activities                    ( 5,709,625)         (   716,364)         ( 1,436,700)
                                                                    -----------          -----------          -----------

Cash flows from financing activities
   Principal payments on mortgage                                   ( 1,994,873)          (2,199,041)         (   984,017)
   Mortgage costs                                                   (   422,776)             (16,628)         (   659,994)
                                                                    -----------          -----------          -----------

           Net cash used in financing activities                    ( 2,417,649)          (2,215,669)         ( 1,644,011)
                                                                    -----------          -----------          -----------

Net decrease in cash                                                (   235,788)          (   60,015)         ( 2,530,616)

Cash, beginning of year                                                 952,032            1,012,047            3,542,663
                                                                    -----------          -----------          -----------

Cash, end of year                                                   $   716,244          $   952,032          $ 1,012,047
                                                                    ===========          ===========          ===========

Supplemental cash flow disclosures
   Interest paid                                                    $ 7,093,638          $ 7,667,241          $ 6,969,600
                                                                    ===========          ===========          ===========


The accompanying notes are an integral part of these combined financial statements.

                              M ELEVEN ASSOCIATES,
                              M 393 ASSOCIATES AND
                            ELEVEN PENN PLAZA COMPANY

          COMBINED STATEMENT OF CHANGES IN PARTNERS' CAPITAL DEFICIENCY

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994




Balance, January 1, 1994                        $ (19,942,986)

Net income                                          1,524,205
                                                -------------
Balance, December 31, 1994                        (18,418,781)

Net income                                          7,499,008
                                                -------------
Balance, December 31, 1995                        (10,919,773)

Net income                                          1,111,420
                                                -------------
Balance, December 31, 1996                      $ ( 9,808,353)
                                                =============


The accompanying notes are an integral part of these combined financial statements.

                              M ELEVEN ASSOCIATES,
                              M 393 ASSOCIATES AND
                            ELEVEN PENN PLAZA COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS




1  - ORGANIZATION

          Eleven Penn Plaza Company (the "Partnership") was organized in 1980 and acquired the property located at Eleven Penn Plaza (formerly 393 Seventh Avenue), New York, New York on July 1, 1980. M Eleven Associates and M 393 Associates each own a 50% interest in Eleven Penn Plaza Company. All three entities (the "Partnerships") are general partnerships.


2 -  TRANSFER OF OWNERSHIP

          Pursuant to a solicitation contained in a private placement memorandum dated November 11, 1996, the Partnerships obtained the consent of their partners to participate in an offering of shares of common stock in accordance with a preliminary registration statement filed with the Securities and Exchange Commission on December 18, 1996. On March 12, 1997, the Partnerships entered into an agreement with Vornado Realty Trust, a publicly traded real estate investment trust ("REIT"). The partners will be resolicited to obtain their consents to participate in this transaction, under terms and conditions similar to those stated in the private placement memorandum dated November 11, 1996. The REIT is a fully integrated, self-administered and self-managed real estate company which has qualified as a real estate investment trust for Federal income tax purposes. Upon completion of the transaction, it is anticipated that the Partnerships will be owned by a company controlled by the REIT.


3 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  Principles of Combination

               The accompanying combined financial statements include the accounts of the Partnerships. All material intercompany transactions have been eliminated.

     (b)  Use of Estimates

               Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.


                                  (Continued)

                              M ELEVEN ASSOCIATES,
                              M 393 ASSOCIATES AND
                            ELEVEN PENN PLAZA COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS



3 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (c)  Rental Income

               Leases are classified as operating leases in accordance with the provisions of Financial Accounting Standards Board (FASB) Statement No. 13. One of these provisions requires the recognition of scheduled rent increases and deferred rent concessions on a straight-line basis over the lease term. Included in rental income for the years ended December 31, 1996, 1995 and 1994 is $648,901, $399,100 and $1,366,630,
          respectively, representing the amounts required to be accrued under this provision.

     (d)  Depreciation and Amortization

               Property and improvements are stated at cost. Depreciation and amortization is computed over estimated useful asset lives or periods, primarily on the straight-line basis.

              Details are as follows:

                        Asset                    Asset Lives or Periods
                -----------------------    --------------------------------
                Building                   Lives of the building's components,
                                            ranging from 8-1/2 to 23-1/2 years
                Building improvements      15 to 39 years
                Furniture and equipment    4 to 7 years
                Tenant improvements        Term of related lease
                Leasing costs              Term of related lease
                Mortgage costs             Term of mortgage



                                  (Continued)

                              M ELEVEN ASSOCIATES,
                              M 393 ASSOCIATES AND
                            ELEVEN PENN PLAZA COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS


3  - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (e)  Fair Value of Financial Instruments

               Effective for years ended after December 15, 1995, Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", as amended, requires certain entities to disclose the fair value of specified financial instruments for which it is practicable to estimate that value. It was not practicable to estimate the fair value of the mortgages payable at December 31, 1996 because quoted market prices do not exist and an estimate could not be made through other means without incurring excessive costs.

     (f)  Income Taxes

               The Partnerships are not taxpaying entities for income tax purposes and, accordingly, no provision has been made for income taxes. The partners' allocable shares of the Partnerships' taxable income or loss are reportable on their income tax returns.

     (g)  Concentrations of Credit Risk for Cash

               At December 31, 1996 and 1995, cash balances, maintained in two banks by the Partnership and one bank by each of the other entities, are insured by the Federal Deposit Insurance Corporation up to a maximum of $100,000 in each bank for each entity.


                                  (Continued)

                              M ELEVEN ASSOCIATES,
                              M 393 ASSOCIATES AND
                            ELEVEN PENN PLAZA COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS




4 - PROPERTY AND IMPROVEMENTS

                                                                1996                 1995
                                                          ----------------     ----------------

           Land                                           $      6,213,802     $      6,213,802
           Building                                             32,123,817           32,123,817
           Building improvements                                17,047,344           16,555,076
           Tenant improvements                                  24,611,011           21,113,133
           Furniture and equipment                                 800,756              758,888
           Building improvements in progress                     1,786,072              446,250
           Tenant improvements in progress                         203,785              261,944
                                                          ----------------     ----------------

                                                                82,786,587           77,472,910
             Less - Accumulated depreciation
                and amortization                                46,520,422           43,201,381
                                                          ----------------     ----------------

                                                          $     36,266,165     $     34,271,529
                                                          ================     ================


5 - RECEIVABLES

                                                                1996                 1995
                                                          ----------------     ----------------
           Receivable from tenants
             Billed and not collected                     $        347,511     $         75,783
             Accruals                                              271,101              577,981
             Lease cancellation (a)                              5,259,514            6,315,744
           Accruals required by FASB
             Statement No. 13 - Note 3(c)                       15,368,413           14,719,512
           Con Edison rebate - chiller replacement                 475,000                -
           Due from maintenance services
             and security services companies,
             net - Notes 8(b) and 8(c)                              23,547              163,673
           Insurance claims                                         64,114                4,092
           Other                                                       911                  544
                                                          ----------------     ----------------

                                                          $     21,810,111     $     21,857,329
                                                          ================     ================

                                  (Continued)

                              M ELEVEN ASSOCIATES,
                              M 393 ASSOCIATES AND
                            ELEVEN PENN PLAZA COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS


5 - RECEIVABLES (Continued)

     (a) In 1995, the Partnership entered into an agreement with a tenant to terminate, effective October 1, 1995, the tenant's obligations under a lease covering certain space in the property. The present value of total principal payments to be received, allocable to this transaction, was $6,528,000. Interest has been imputed at 8%. Monthly payments will range from approximately $9,000 to $138,000 from October 1, 1995 through June 1, 2001. Additionally, payments of approximately $253,000 and $1,188,000 were received in October 1995 and January 1996, respectively. Income recognized in 1995, net of an adjustment of approximately $1,409,000 for rent income previously recognized on the straight-line basis (see Note 3(c)), was approximately $5,119,000. In addition, related prepaid leasing costs and unamortized tenant improvements of approximately $181,000 and $669,000, respectively, were written off at October 1, 1995.

          An agreement with the same tenant provides for the surrender of additional space in 1997. The present value of principal payments to be received, allocable to this transaction, total $17,938,000, and monthly payments will be required through June 1, 2001. Interest will also be imputed at 8%. Income to be recognized in 1997, net of an adjustment of approximately $3,691,000 for rent income previously recognized on the straight-line basis (see Note 3(c)), will be approximately $14,247,000. In addition, related prepaid leasing costs and unamortized tenant improvements of approximately $578,000 and $2,100,000, respectively, will be written off in 1997.


6 - ESCROW DEPOSITS, TENANT COSTS

          Payments required to be made by the Partnership for tenant improvement and leasing costs for a tenant are held in escrow. The funds are released as invoices are approved.


                                  (Continued)

                              M ELEVEN ASSOCIATES,
                              M 393 ASSOCIATES AND
                            ELEVEN PENN PLAZA COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS



7 - MORTGAGES PAYABLE

                                                             1996                 1995
                                                       ----------------     ----------------
          The Equitable Life Assurance
            Society of the United States (a)           $     53,835,471     $     55,830,344
          Citicorp Real Estate, Inc. (b)                     21,133,000           21,133,000
                                                       ----------------     ----------------
                                                       $     74,968,471     $     76,963,344
                                                       ================     ================


     (a) The Partnership borrowed $60,000,000 from The Equitable Life Assurance Society of the United States, secured by a first mortgage on the property. The mortgage agreement required monthly payments of $540,956 from January 2, 1994 through January 1, 1995 and $614,723 through January 1, 1996, including interest at 9.25% a year. Effective January 30, 1996, monthly payments of $604,829 including interest at 9.25% a year are required through January 31, 1999, the extended maturity date, at which time the principal balance of approximately $48,850,000 will be payable. The Partnership can prepay the principal balance, in full, but not in part, without penalty at any time during the last three months prior to maturity, with 30 days' written notice. At any other time, prepayment of principal can be made, in full, but not in part, by giving 30 days' written notice and paying a 2% prepayment penalty.

          Annual maturities of principal at December 31, 1996 are approximately as follows:

           Year Ending
           December 31,
           ------------
               1997                          $   2,200,000
               1998                              2,500,000
               1999                             49,100,000
                                             -------------
                                             $  53,800,000
                                             =============


          The Partnership is also required to make monthly payments into a real estate tax escrow account.


                                  (Continued)

                              M ELEVEN ASSOCIATES,
                              M 393 ASSOCIATES AND
                            ELEVEN PENN PLAZA COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS


7 -  MORTGAGES PAYABLE (Continued)

     (b) A second mortgage loan with Citicorp Real Estate, Inc. matured on March 30, 1994 and was extended to February 1, 1996. Interest only was paid at a variable base rate, as defined. The effective rates for the period January 1, 1996 through January 29, 1996 and for the years ended December 31, 1995 and 1994 were 8.75%, 9.20% and 7.50%, respectively. Effective January 30, 1996, the maturity date was extended to January 31, 1999, and payments of interest only at 9.25% a year are required. The mortgage principal balance can be prepaid, in full or in part, at any time without penalty.

     (c) An agreement for the collection of rents was entered into during 1994 between the mortgagees and the Partnership, pursuant to which all rents are deposited into an account directly controlled by the mortgagees. Any cash required by the Partnership to fund operations must be requisitioned from the mortgagees.


8 - RELATED PARTY TRANSACTIONS

     (a)  Management Services

               Management services are provided by Mendik Realty Company, Inc., a corporation which is a general partner of a partner in the Partnership. The annual management fee is 2% of gross rental income. Total management fees for the years ended December 31, 1996, 1995 and 1994 were $503,935, $533,029 and $462,395, respectively. The amounts payable at December 31, 1996 and 1995 were $11,015 and $23,174, respectively.

     (b)  Maintenance Services

               Maintenance services for the property are provided at cost plus an allocable share of overhead expenses by a company controlled by the managing partner of the Partnership. Services of building engineers are provided at cost. Profits earned from direct tenant services are shared with the Partnership.


                                  (Continued)

                              M ELEVEN ASSOCIATES,
                              M 393 ASSOCIATES AND
                            ELEVEN PENN PLAZA COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS



8 -  RELATED PARTY TRANSACTIONS (Continued)

     (b)  Maintenance Services (Continued)

               Cleaning and related expenses for the years ended December 31, 1996, 1995 and 1994 were $2,685,969, $2,476,880 and $2,238,451, respectively, engineering and preventive maintenance services were $668,513, $764,855 and $675,818, respectively, and the Partnership's share of the profits from tenant services was $178,788, $153,797 and $171,871, respectively. The net amounts receivable from the maintenance services company at December 31, 1996 and 1995 were $36,009 and $162,697, respectively.

     (c)  Security Services

               Security services for the property are provided at cost plus an allocable share of overhead expenses by a company whose stockholder is the managing partner of the Partnership. Profits earned from direct tenant services are shared with the Partnership. Security services provided by this company for the years ended December 31, 1996, 1995 and 1994 were $374,641, $343,271 and $358,783, respectively. The net amount payable at December 31, 1996 was $12,462, and the amount receivable at December 31, 1995 was $976.


9 -  LEASE ARRANGEMENTS

          Space in the building is rented by the Partnership to a large number of tenants under various lease agreements. These leases, which are classified as operating leases, include renewal options and provisions for additional rent based on increases in real estate taxes, operating expenses or porter wage rates, and utilities over base period amounts.



                                  (Continued)

                              M ELEVEN ASSOCIATES,
                              M 393 ASSOCIATES AND
                            ELEVEN PENN PLAZA COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS



9 -  LEASE ARRANGEMENTS (Continued)

          Approximate minimum future rentals required under operating leases at December 31, 1996, excluding rentals that are cancelable at the tenant's option, are as follows:

           Year Ending
            December 31,
            ------------
              1997                           $  15,382,000
              1998                              16,379,000
              1999                              15,581,000
              2000                              14,446,000
              2001                              14,928,000
              Thereafter                        54,998,000
                                             -------------

                                            $  131,714,000
                                            ==============

          Escalations (contingent rentals) included in rental income were $2,414,610, $2,468,169 and $2,461,280 for the years ended December 31,
     1996, 1995 and 1994, respectively.

          At December 31, 1996, a tenant with an annual base rent of approximately $4,147,000 under a lease expiring December 31, 2002 provided 22% of base rental income. Another tenant, who is surrendering its lease as of January 1, 1997, provided approximately $4,387,000, or 23%, of annual base rental income. The surrender agreement is described in Note 5(a).

          The maintenance services company occupies space in the building under a 10-year lease which began on February 1, 1995. The lease, for approximately 12,300 square feet, requires annual base rent (including electric) of $98,400 and provides for additional rent based on increases in real estate taxes. The lease provided for a 16-month rent abatement until August 1996. Included in the amount required to be accrued by FASB Statement No. 13 at December 31, 1996 is $131,097 for this lease.



                                  (Continued)

                              M ELEVEN ASSOCIATES,
                              M 393 ASSOCIATES AND
                            ELEVEN PENN PLAZA COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS



10 - TENANTS' SECURITY DEPOSITS

          In addition to cash deposits, the Partnership is holding letters of credit of $102,795 at December 31, 1996 and 1995 as tenants' security deposits pursuant to lease agreements.


11 - COMMITMENT

          The Partnership has entered into a contract for a chiller replacement project. The total cost of the project will be approximately $2,500,000, of which approximately $475,000 will be funded by a Con Edison rebate program. At December 31, 1996, approximately $2,256,000 of these costs have been incurred, of which approximately $2,247,000 has been paid. The rebate receivable from Con Edison of $475,000 has been recorded at December 31, 1996.

                                                                       ANNEX C


                         1740 BROADWAY ASSOCIATES, L.P.
                             (A LIMITED PARTNERSHIP)

                              FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                       AND

                          INDEPENDENT AUDITORS' REPORT

                         1740 BROADWAY ASSOCIATES, L.P.

                              FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                TABLE OF CONTENTS



Independent Auditors' Report                                                1

Financial Statements

   Balance Sheet at December 31, 1996 and 1995                              2

   Statement of Income                                                      3

   Statement of Cash Flows                                                  4

   Statement of Changes in Partners' Capital                                5

   Notes to Financial Statements                                          6-13

FRIEDMAN                                                    1700 BROADWAY
ALPREN &                                                    NEW YORK, NY 10019
GREEN LLP                                                   212-582-1600
CERTIFIED PUBLIC ACCOUNTANTS                                FAX 212-265-4761


                          INDEPENDENT AUDITORS' REPORT


TO THE PARTNERS OF 1740 BROADWAY ASSOCIATES, L.P.


     We have audited the accompanying balance sheet of 1740 BROADWAY ASSOCIATES, L.P. (a limited partnership) as of December 31, 1996 and 1995, and the related statements of income, cash flows and changes in partners' capital for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the managing general partner. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the managing general partner, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1740 BROADWAY ASSOCIATES, L.P. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                        /S/ FRIEDMAN ALPREN & GREEN LLP




January 16, 1997, except for
   Note 2, as to which the date
   is March 12, 1997

                         1740 BROADWAY ASSOCIATES, L.P.

                                  BALANCE SHEET

                           DECEMBER 31, 1996 AND 1995


                                                                   1996                1995
                                                               ------------        ------------
ASSETS

Property and improvements - at cost, less
   accumulated depreciation and amortization of
   $18,085,937 and $14,957,089 - Note 5                        $ 96,741,899        $ 99,017,284

Cash and short-term investments                                   4,557,595           2,320,557
Investment in U.S. Treasury obligations - Note 4(d)               2,119,196           4,890,481

Receivables - Note 6                                             12,110,468           9,680,435

Prepaid leasing costs, less accumulated amortization
   of $623,857 and $478,844                                       5,128,964           1,668,658
Tenant acquisition costs, less accumulated amortization
   of $2,547,797 and $2,062,988                                   6,907,943           7,669,918
Other prepayments                                                    19,145              19,456

Tenants' security deposits - Note 10                                525,158             527,123
                                                               ------------        ------------

                                                               $128,110,368        $125,793,912
                                                               ============        ============

LIABILITIES AND PARTNERS' CAPITAL

Liabilities
   Tenant acquisition costs payable - Note 7                   $  4,524,761        $  6,290,088
   Accounts payable and accrued expenses                            267,325             224,930
   Leasing costs payable                                          1,301,115                --
   Improvements payable                                             130,279                --
   Deferred income                                                     --                28,118
   Tenants' security deposits payable                               525,158             527,123
                                                               ------------        ------------

                                                                  6,748,638           7,070,259

Commitments - Note 11                                                  --                  --

Partners' capital                                               121,361,730         118,723,653
                                                               ------------        ------------

                                                               $128,110,368        $125,793,912
                                                               ============        ============

The accompanying notes are an integral part of these financial statements.

                         1740 BROADWAY ASSOCIATES, L.P.

                               STATEMENT OF INCOME

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                                     1996               1995               1994
                                                 -----------        -----------        -----------
Revenues

   Rental income                                 $20,035,207        $20,477,492        $20,894,991
   Lease cancellation income                       2,150,943               --                 --
   Interest                                          520,228            936,262            498,069
                                                 -----------        -----------        -----------

                                                  22,706,378         21,413,754         21,393,060
                                                 -----------        -----------        -----------

Expenses

   Renting                                            23,483             20,847             25,145
   Administrative                                    502,324            567,837            325,085
   Operating                                       4,665,046          4,529,149          4,266,154
   Real estate taxes                               3,866,918          3,771,745          3,753,418
                                                 -----------        -----------        -----------

                                                   9,057,771          8,889,578          8,369,802
                                                 -----------        -----------        -----------

           Income before depreciation and
              amortization                        13,648,607         12,524,176         13,023,258

Depreciation and amortization                      3,758,670          3,979,628          3,947,037
                                                 -----------        -----------        -----------

           Net income                            $ 9,889,937        $ 8,544,548        $ 9,076,221
                                                 ===========        ===========        ===========

The accompanying notes are an integral part of these financial statements.

                         1740 BROADWAY ASSOCIATES, L.P.

                             STATEMENT OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                                                   1996                 1995                 1994
                                                              ------------         ------------         ------------
Cash flows from operating activities
   Net income                                                 $  9,889,937         $  8,544,548         $  9,076,221
   Adjustments to reconcile net income to net
     cash provided by operating activities
       Depreciation and amortization of fixed assets             3,128,848            3,114,097            3,084,137
       Amortization of leasing, tenant acquisition and
         organization costs                                        629,822              865,531              862,900
       Changes in assets and liabilities
         Accrued interest, U.S. Treasury obligations                33,851               46,696          (    83,772)
         Receivables                                           ( 2,574,236)         (   388,441)         ( 3,037,072)
         Prepaid leasing costs                                 ( 3,605,319)         (     7,473)         (   295,099)
         Tenant acquisition costs                                  277,166                 --            ( 1,707,906)
         Other prepayments                                             311          (     8,952)         (    10,504)
         Tenant acquisition costs payable                      ( 1,765,327)         (   994,229)             485,545
         Accounts payable and accrued expenses                      42,395               58,463          (    49,411)
         Leasing costs payable                                   1,301,115                 --                   --
         Deferred income                                       (    28,118)         (    53,498)              62,539
         Tenants' security deposits                                  1,965                1,934          (     7,848)
         Tenants' security deposits payable                    (     1,965)         (     1,934)               7,848
                                                              ------------         ------------         ------------

           Net cash provided by operating activities             7,330,445           11,176,742            8,387,578
                                                              ------------         ------------         ------------

Cash flows from investing activities
   Acquisition of property and improvements                    (   723,184)         (   870,626)         (   807,256)
   Acquisition of U.S. Treasury obligations                    ( 7,968,520)         (18,564,266)         (11,108,954)
   Redemption of U.S. Treasury obligations                      10,688,130           21,622,418            4,501,224
   Loan receivable                                                 144,203              119,985               91,253
                                                              ------------         ------------         ------------

           Net cash provided by (used in)
              investing activities                               2,140,629            2,307,511          ( 7,323,733)
                                                              ------------         ------------         ------------

Cash flows from financing activities
   Distributions to partners                                   ( 7,234,036)         (15,263,195)         ( 5,817,593)
                                                              ------------         ------------         ------------

Net increase (decrease) in cash and
   short-term investments                                        2,237,038          ( 1,778,942)         ( 4,753,748)

Cash and short-term investments, beginning of year               2,320,557            4,099,499            8,853,247
                                                              ------------         ------------         ------------

Cash and short-term investments, end of year                  $  4,557,595         $  2,320,557         $  4,099,499
                                                              ============         ============         ============

The accompanying notes are an integral part of these financial statements.

                         1740 BROADWAY ASSOCIATES, L.P.

                    STATEMENT OF CHANGES IN PARTNERS' CAPITAL

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                                                               General Partners                  Limited Partners
                                                                       -----------------------------------       ----------------
                                                                                                                   Union Bank
                                                                                                                 of Switzerland,
                                                                                                                 New York Branch,
                                                                                                                   as Successor
                                                                           Mendik                Nancy              Trustee for
                                                     Total               1740 Corp.           Creek, Inc.         Account P-34742
                                                 -------------         -------------         -------------       ----------------
Balance, January 1, 1994                         $ 122,168,116         $      41,375         $     590,929         $  59,661,550

   Net income                                        9,076,221                 3,077                43,900             4,432,311

   Distributions                                  (  5,817,593)              ( 1,972)             ( 28,139)          ( 2,840,981)

   Unrealized loss on U.S. Treasury
     obligations                                  (    114,233)              (    39)             (    553)          (    55,784)
                                                 -------------         -------------         -------------         -------------

Balance, December 31, 1994                         125,312,511                42,441               606,137            61,197,096

   Transfers of interest January 1, 1995                  --                    --                    --             (61,197,096)

   Net income                                        8,544,548                 2,897                41,328                  --

   Distributions                                  ( 15,263,195)              ( 5,174)             ( 73,827)                 --

   Reversal of prior year unrealized loss
     on U.S. Treasury obligations                      114,233                    39                   553                  --

   Unrealized gain on U.S. Treasury
     obligations                                        15,556                     5                    75                  --
                                                 -------------         -------------         -------------         -------------

Balance, December 31, 1995                         118,723,653                40,208               574,266                  --

   Transfers of interest December 17, 1996                --                    --                    --                    --


   Net income                                        9,889,937                 3,352                47,837                  --

   Distributions                                  (  7,234,036)              ( 2,452)             ( 34,990)                 --

   Reversal of prior year unrealized gain
     on U.S. Treasury obligations                 (     15,556)              (     5)             (     75)                 --

   Unrealized loss on U.S. Treasury
     obligations                                  (      2,268)              (     1)             (     11)                 --
                                                 -------------         -------------         -------------         -------------

Balance, December 31, 1996                       $ 121,361,730         $      41,102         $     587,027         $       -0-
                                                 =============         =============         =============         =============


                                                                                 Limited Partners
                                                 -------------------------------------------------------------------------------



                                                  Carborundum          1740 Broadway          Portfolio U
                                                    Center               Investment            Holdings                UBSCO
                                                 Joint Venture             Company            Corporation           Corporation
                                                 -------------         -------------         -------------         -------------
Balance, January 1, 1994                         $  58,502,226         $   3,372,036         $        --           $        --

   Net income                                        4,346,183               250,750                  --                    --

   Distributions                                  (  2,785,777)         (    160,724)                 --                    --

   Unrealized loss on U.S. Treasury
     obligations                                  (     54,701)         (      3,156)                 --                    --
                                                 -------------         -------------         -------------         -------------

Balance, December 31, 1994                          60,007,931             3,458,906                  --                    --

   Transfers of interest January 1, 1995                  --                    --              61,197,096                  --

   Net income                                        4,091,589               236,062             4,172,672                  --

   Distributions                                  (  7,308,840)         (    421,678)         (  7,453,676)                 --

   Reversal of prior year unrealized loss
     on U.S. Treasury obligations                       54,701                 3,156                55,784                  --

   Unrealized gain on U.S. Treasury
     obligations                                         7,449                   430                 7,597                  --
                                                 -------------         -------------         -------------         -------------

Balance, December 31, 1995                          56,852,830             3,276,876            57,979,473                  --

   Transfers of interest December 17, 1996                --                    --            ( 59,069,325)           59,069,325


   Net income                                        4,735,835               273,230             4,631,203               198,480

   Distributions                                  (  3,464,046)         (    199,856)         (  3,532,692)                 --

   Reversal of prior year unrealized gain
     on U.S. Treasury obligations                 (      7,449)         (        430)         (      7,597)                 --

   Unrealized loss on U.S. Treasury
     obligations                                  (      1,086)         (         63)         (      1,062)          (        45)
                                                 -------------         -------------         -------------         -------------

Balance, December 31, 1996                       $  58,116,084         $   3,349,757         $       -0-           $  59,267,760
                                                 =============         =============         =============         =============

The accompanying notes are an integral part of these financial statements.

                         1740 BROADWAY ASSOCIATES, L.P.

                          NOTES TO FINANCIAL STATEMENTS


 1 - ORGANIZATION

          1740 Broadway Associates, L.P. was organized on December 11, 1990 to acquire, maintain and operate the property located at 1740 Broadway, New York, New York. The property was acquired December 17, 1990.


 2 - TRANSFER OF OWNERSHIP

          Pursuant to a solicitation contained in a private placement memorandum dated November 11, 1996, the Partnership obtained the consent of its partners to participate in an offering of shares of common stock in accordance with a preliminary registration statement filed with the Securities and Exchange Commission on December 18, 1996. On March 12, 1997, the managing general partner entered into an agreement with Vornado Realty Trust, a publicly traded real estate investment trust ("REIT"). The partners will be resolicited to obtain their consents to participate in this transaction, under terms and conditions similar to those stated in the private placement memorandum dated November 11, 1996. The REIT is a fully integrated, self-administered and self-managed real estate company which has qualified as a real estate investment trust for Federal income tax purposes. Upon completion of the transaction, it is anticipated that the Partnership will be owned by a company controlled by the REIT.


 3 - THE PARTNERSHIP AGREEMENT

     (a)  Capital Contributions

               In addition to partners' initial capital contributions of $60,000,000 and investment capital contributions of $50,000,000, each partner has agreed to contribute additional capital aggregating $8,000,000 to fund the Partnership's additional capital needs, as defined. As of December 31, 1996 and 1995, the partners have contributed $6,351,878 in additional capital.

     (b)  Allocation of Net Income, Net Loss and Distributions

               As defined in the agreement, allocations to the partners are in accordance with their respective partnership interests.

     (c)  Transfers of Interests

               On January 1, 1995, Union Bank of Switzerland, New York Branch, as Successor Trustee for Account P-34742, assigned its partnership interest to Portfolio U Holdings Corporation, a Delaware corporation.

                                  (Continued)

                         1740 BROADWAY ASSOCIATES, L.P.

                          NOTES TO FINANCIAL STATEMENTS


 3 - THE PARTNERSHIP AGREEMENT (Continued)

     (c)  Transfers of Interests (Continued)

               On December 17, 1996, Portfolio U Holdings Corporation assigned its partnership interest to UBSCO Corporation, a Delaware corporation.


 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  Use of Estimates

               The managing general partner uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

     (b)  Rental Income

               Leases are classified as operating leases in accordance with the provisions of Financial Accounting Standards Board (FASB) Statement No. 13. One of these provisions requires the recognition of scheduled rent increases and deferred rent concessions on a straight-line basis over the lease term. Rental income includes $2,040,294, $599,138 and $1,161,628 for the years ended December 31, 1996, 1995 and 1994, respectively, representing the amounts required to be accrued under this provision (see Note 6).

     (c)  Depreciation and Amortization

               Property and improvements are stated at cost. Depreciation and amortization is computed using the straight-line method over the following estimated useful asset lives:

                   Asset                            Useful Asset Lives
          ------------------------                ----------------------
          Building                                31-1/2 years
          Building improvements                   31-1/2 and 39 years
          Tenant improvements                     Term of related lease
          Equipment                               5 and 7 years
          Leasing costs                           Term of related lease
          Tenant acquisition costs                Term of related lease
          Organization costs                      5 years

               Organization costs have been fully amortized.

                                  (Continued)

                         1740 BROADWAY ASSOCIATES, L.P.

                          NOTES TO FINANCIAL STATEMENTS


 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (d)  Investment in U.S. Treasury Obligations

               The Partnership has adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities". U.S. Treasury obligations are classified as available-for-sale and carried at fair value. The net unrealized gain (loss) at December 31, 1996 and 1995 (presented as components of partners' capital) was $(2,268) and $15,556, respectively. Contractual maturities (including accrued interest) of the securities at December 31, 1996 and 1995 are as follows:

                                                1996              1995
                                             ----------        ----------

                Within 1 year                $  621,148        $1,489,068
                1 to 2 years                  1,498,048         3,401,413
                                             ----------        ----------

                                             $2,119,196        $4,890,481
                                             ==========        ==========

               Accrued interest included in the investment in U.S. Treasury obligations totals $29,731 and $63,582 at December 31, 1996 and 1995, respectively.

     (e)  Fair Value of Financial Instruments

               Effective for years ended after December 15, 1995, Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", as amended, requires certain entities to disclose the fair value of specified financial instruments for which it is practicable to estimate that value. The fair value of the investment in U.S. Treasury obligations is presented in Note 4(d). It was not practicable to estimate the fair value of notes and loans receivable because quoted market prices do not exist and estimates could not be made through other means without incurring excessive costs.

                                  (Continued)

                         1740 BROADWAY ASSOCIATES, L.P.

                          NOTES TO FINANCIAL STATEMENTS


 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (f)  Income Taxes

               The Partnership is not a taxpaying entity for income tax purposes and, accordingly, no provision has been made for income taxes. The partners' allocable shares of the Partnership's taxable income or loss are reportable on their income tax returns.

     (g)  Cash and Short-Term Investments

               The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be short-term investments.

               Cash balances of approximately $4,180,000 and $1,956,000 at December 31, 1996 and 1995, respectively, are maintained in one bank, generally in interest-bearing accounts, and are insured by the Federal Deposit Insurance Corporation up to a maximum of $100,000.


 5 - PROPERTY AND IMPROVEMENTS

                                                       1996            1995
                                                   ------------    ------------

          Land                                     $ 20,520,077    $ 20,520,077
          Building                                   86,722,856      86,722,856
          Building improvements                       3,009,502       1,435,392
          Tenant improvements                         4,384,732       4,384,732
          Furniture and equipment                        40,692          40,692
          Improvements in progress                      149,977         870,624
                                                   ------------    ------------

                                                    114,827,836     113,974,373
             Less - Accumulated depreciation
               and amortization                      18,085,937      14,957,089
                                                   ------------    ------------

                                                   $ 96,741,899    $ 99,017,284
                                                   ============    ============

                                  (Continued)

                         1740 BROADWAY ASSOCIATES, L.P.

                          NOTES TO FINANCIAL STATEMENTS


 6 - RECEIVABLES

                                                       1996            1995
                                                   -----------     -----------
          Receivable from tenants - billed
             and not collected                     $   112,097     $    53,176
          Lease cancellation (a)                       677,797            --
          Escalation accruals                          175,571         286,821
          Accrual required by FASB
             Statement No. 13 - Note 4(b)            9,504,880       7,464,586
          Note receivable - tenant
             improvements (b)                          167,323         182,524
          Loan receivable (c)                        1,444,799       1,589,002
          Due from maintenance services
             company - Note 8(b)                        19,032          96,091
          Other                                          8,969           8,235
                                                   -----------     -----------
                                                   $12,110,468     $ 9,680,435
                                                   ===========     ===========

     (a) A lease cancellation agreement with a tenant, effective August 1, 1996, provides for payments by the tenant of $1,200,000 plus 17 monthly payments of $58,961. The total of the monthly payments, $1,002,328, was recorded at its present value at August 1, 1996, assuming an 8% interest rate.

     (b) Matures on September 1, 2003 and requires monthly payments of $3,024 including interest at 12% a year.

     (c) The loan, which is receivable from the subtenant described in Note 7, matures on February 1, 2001 and requires monthly payments of $23,790 including interest at 10% a year. The balance due at maturity will be approximately $737,000.


 7 - TENANT ACQUISITION COSTS

          Under the provisions of a leasing arrangement which commenced in November 1992, the Partnership has assumed the tenant's obligation under a pre-existing lease expiring in November 2000. The space was subleased as of April 28, 1993 for the full lease term. The Partnership's total estimated cost, net of sublease income, is $9,456,000, which is being amortized on a straight-line basis over the term of the tenant's lease with the Partnership, expiring December 2007.

                                  (Continued)

                         1740 BROADWAY ASSOCIATES, L.P.

                          NOTES TO FINANCIAL STATEMENTS


 8 - RELATED PARTY TRANSACTIONS

     (a)  Management and Leasing Services

               Management and leasing services are provided to the Partnership by Mendik Realty Company, Inc. (MRC), whose controlling stockholder is also the controlling stockholder of Mendik 1740 Corp., a general partner of the Partnership. The annual management fee is 1% of rental receipts, as defined, increasing to 1-1/2% when payments of interest on the investment loans and distributions of net cash flow to the partners equal or exceed 9% of the outstanding investment loans and capital contributed, as defined. Leasing commissions are calculated in accordance with the management agreement and are generally consistent with industry guidelines.

               Compensation for these services for the years ended December 31, 1996, 1995 and 1994 was as follows:

                                       1996          1995           1994
                                     --------      --------       --------
          Management fees            $293,539      $298,509       $198,759
          Leasing costs               300,597           285         55,712
                                     --------      --------       --------
                                     $594,136      $298,794       $254,471
                                     ========      ========       ========

               The amount payable to MRC for leasing costs at December 31, 1996 was $30,506.

     (b)  Maintenance Services

               Maintenance services for the property are provided at cost plus an allocable share of overhead expenses by a company that is controlled by the controlling stockholder of Mendik 1740 Corp. Services of the building engineers are provided at cost. Profits earned from direct tenant services are shared equally with the Partnership.

               For the years ended December 31, 1996, 1995 and 1994, cleaning and related expenses were $1,712,745, $1,554,121 and $1,396,463, engineering and preventive maintenance was $505,151, $526,814 and $441,505, and the Partnership's share of the profits from tenant services was $82,848, $95,874 and $93,719, respectively. Amounts receivable from the maintenance services company were $19,032 and $96,091 at December 31, 1996 and 1995, respectively.

                                  (Continued)

                         1740 BROADWAY ASSOCIATES, L.P.

                          NOTES TO FINANCIAL STATEMENTS


 8 - RELATED PARTY TRANSACTIONS (Continued)

     (c)  Security Services

               Security services for the property are provided at cost plus an allocable share of overhead expenses by a company whose stockholder is the controlling stockholder of Mendik 1740 Corp. Profits earned from direct tenant services are shared equally with the Partnership. Security services provided by this company for the years ended December 31, 1996, 1995 and 1994 were $345,432, $409,988 and $343,986, respectively.

 9 - LEASE ARRANGEMENTS

          Space in the building is rented to a large number of tenants under various lease agreements. These leases, which are classified as operating leases, include renewal options and provisions for additional rent based on increases in property taxes, operating expenses and utilities over base period amounts.

          Approximate minimum future rentals required under operating leases at December 31, 1996, excluding rentals that are cancelable at the tenant's option, are summarized as follows:

              Year Ending
             December 31,
             ------------
                  1997                           $ 19,273,000
                  1998                             14,592,000
                  1999                             15,684,000
                  2000                             14,926,000
                  2001                             14,471,000
                  Thereafter                      150,909,000
                                                 ------------
                                                 $229,855,000

          Escalations (contingent rentals) included in rental income were $1,321,308, $1,551,127 and $1,431,149 for the years ended December 31,
     1996, 1995 and 1994, respectively.

                                  (Continued)

                         1740 BROADWAY ASSOCIATES, L.P.

                          NOTES TO FINANCIAL STATEMENTS


 9 - LEASE ARRANGEMENTS (Continued)

          Approximately 41% of base rental income for the year ended December 31, 1995 was derived from an insurance company under several leases expiring between February 28, 1998 and December 31, 2002. Another tenant's annual base rent, under a lease expiring December 31, 1997, was approximately 12% of base rental income for 1995. A third tenant's annual base rent, under a lease expiring December 14, 2007, represented approximately 11% of base rental income.

          Approximately 39% of base rental income for the year ended December 31, 1996 was derived from the insurance company under several leases expiring between February 28, 1998 and May 31, 2016. The second tenant mentioned above terminated its lease effective August 1, 1996, as described in Note 6(a). The third tenant accounted for approximately 13% of base rental income for 1996. All of these leases provide for additional rents based on increases in certain expenses over base period amounts.


10 - TENANTS' SECURITY DEPOSITS

          In addition to cash deposits, the Partnership is holding letters of credit of $705,494 at December 31, 1996 and 1995 as tenants' security deposits pursuant to lease agreements.


11 - COMMITMENTS

          The Partnership has agreed to reimburse a tenant up to a maximum of approximately $2,900,000 for Initial Tenant Changes, as defined. At December 31, 1996 and 1995, the Partnership has paid approximately $1,650,000 for such changes.

          The Partnership has agreed to reimburse a second tenant approximately $5,050,000 for alterations on various areas. At December 31, 1996, only nominal costs have been incurred.

                                                                        ANNEX D


                          866 U.N. PLAZA ASSOCIATES LLC
                          (A LIMITED LIABILITY COMPANY)

                              FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                       AND

                          INDEPENDENT AUDITORS' REPORT

                          866 U.N. PLAZA ASSOCIATES LLC

                              FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                TABLE OF CONTENTS



Independent Auditors' Report                                            1

Financial Statements

   Balance Sheet at December 31, 1996 and 1995                          2

   Statement of Income                                                  3

   Statement of Cash Flows                                              4

   Statement of Changes in Members' Equity Deficiency                   5

   Notes to Financial Statements                                        6-14

[LETTERHEAD]                                               1700 BROADWAY
FRIEDMAN                                                   NEW YORK, NY 10019
ALPREN &                                                   212-582-1600
GREEN LLP                                                  FAX 212-265-4761
CERTIFIED PUBLIC ACCOUNTANTS


                          INDEPENDENT AUDITORS' REPORT



TO THE MEMBERS OF 866 U.N. PLAZA ASSOCIATES LLC


           We have audited the accompanying balance sheet of 866 U.N. PLAZA ASSOCIATES LLC (a limited liability company) as of December 31, 1996 and 1995, and the related statements of income, cash flows and changes in members' equity deficiency for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 866 U.N. PLAZA ASSOCIATES LLC as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                 /S/ Friedman Alpren & Green LLP


January 15, 1997, except for
   Note 2, as to which the date
   is March 12,1997

                          866 U.N. PLAZA ASSOCIATES LLC

                                  BALANCE SHEET

                           DECEMBER 31, 1996 AND 1995


                                                                                                 1996                      1995
                                                                                             ------------              ------------
ASSETS
------

Property and improvements - at cost, less accumulated
 depreciation and amortization - 1996 - $16,028,152;
 1995 - $14,958,830 - Note 4                                                                 $ 13,420,975              $ 13,893,568

Cash and short-term investments                                                                 4,132,259                 3,164,525
Investment in U.S. Treasury obligations and marketable
   security - Note 3                                                                            9,675,238                 8,327,190

Receivables - Note 5                                                                            3,761,165                 5,087,724

Prepaid leasing costs                                                                           1,606,397                 1,851,500
Other prepayments                                                                                  69,492                    63,890
Unamortized mortgage costs                                                                        221,309                   264,757

Tenants' security deposits - Note 9                                                               444,401                   343,124
                                                                                             ------------              ------------

                                                                                             $ 33,331,236              $ 32,996,278
                                                                                             ============              ============

LIABILITIES AND MEMBERS' EQUITY DEFICIENCY

Liabilities
   Mortgages payable - Note 6                                                                $ 49,779,004              $ 49,729,004
   Accrued mortgage interest payable                                                              178,709                   240,736
   Accounts payable and accrued expenses                                                          269,263                   306,810
   Improvements payable                                                                            52,887                    36,083
   Tenants' security deposits payable                                                             444,401                   343,124
                                                                                             ------------              ------------

                                                                                               50,724,264                50,655,757

Commitment - Note 10                                                                                 --                        --

Members' equity deficiency                                                                    (17,393,028)              (17,659,479)
                                                                                             ------------              ------------

                                                                                             $ 33,331,236              $ 32,996,278
                                                                                             ============              ============


The accompanying notes are an integral part of these financial statements.

                          866 U.N. PLAZA ASSOCIATES LLC

                               STATEMENT OF INCOME

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                                               1996                  1995                  1994
                                                                           ------------          ------------          ------------
Revenues
   Rental income                                                           $ 12,257,747          $ 12,234,046          $ 12,371,657
   Lease cancellation income                                                     13,915               138,230                19,878
   Interest and dividends                                                       607,161               645,681               545,947
   Loss on sale of marketable securities, net                                      --                    --                 (49,700)
                                                                           ------------          ------------          ------------

                                                                             12,878,823            13,017,957            12,887,782
                                                                           ------------          ------------          ------------

Expenses
   Renting                                                                       21,463                23,660                17,442
   Administrative                                                               473,974               506,360               496,608
   Operating                                                                  3,458,780             3,292,711             3,281,969
   Real estate taxes                                                          2,710,171             2,896,483             3,059,875
                                                                           ------------          ------------          ------------

                                                                              6,664,388             6,719,214             6,855,894
                                                                           ------------          ------------          ------------

           Income before interest expense and
              depreciation and amortization                                   6,214,435             6,298,743             6,031,888

Interest expense                                                              3,782,762             4,264,946             4,280,929
                                                                           ------------          ------------          ------------

           Income before depreciation and
              amortization                                                    2,431,673             2,033,797             1,750,959

Depreciation and amortization                                                 1,593,933             1,620,500             1,580,989
                                                                           ------------          ------------          ------------

           Net income                                                      $    837,740          $    413,297          $    169,970
                                                                           ============          ============          ============


The accompanying notes are an integral part of these financial statements.

                          866 U.N. PLAZA ASSOCIATES LLC

                             STATEMENT OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                  1996                 1995                 1994
                                                                              -----------          -----------          -----------
Cash flows from operating activities
   Net income                                                                 $   837,740          $   413,297          $   169,970
   Adjustments to reconcile net income to net
     cash provided by operating activities
       Depreciation and amortization of fixed assets                            1,069,322            1,083,537            1,079,105
       Amortization of leasing and mortgage costs                                 524,613              536,963              501,884
       Loss on sale of marketable securities                                         --                   --                 49,700
       Changes in assets and liabilities
         Accrued interest receivable                                           (   14,896)               9,807           (   71,984)
         Receivables                                                              416,059              328,460           (  439,653)
         Prepaid leasing costs                                                 (  155,290)          (  250,145)          (  107,116)
         Other prepayments                                                     (   18,092)          (   29,856)          (   12,084)
         Accrued mortgage interest payable                                     (   62,027)              81,341           (   91,385)
         Accounts payable and accrued expenses                                 (   37,547)              77,451           (   11,605)
         Leasing costs payable                                                       --             (   11,504)          (  156,288)
         Tenants' security deposits                                            (  101,277)          (   12,551)          (    7,213)
         Tenants' security deposits payable                                       101,277               12,551                7,213
                                                                              -----------          -----------          -----------

           Net cash provided by operating activities                            2,559,882            2,239,351              910,544
                                                                              -----------          -----------          -----------

Cash flows from investing activities
   Acquisition of property and improvements                                    (  763,396)          (1,135,328)          (1,350,403)
   Con Edison rebate - improvements                                               166,667                 --                   --
   Receivable from cooperative apartment
     corporations - improvements                                                  910,500           (  910,500)                --
   Escrow deposits - tenant improvements                                           16,804              368,154              818,240
   Purchase of U.S. Treasury obligations                                       (8,008,823)          (6,734,506)          (9,159,490)
   Sale and redemption of U.S. Treasury obligations                             6,576,416            7,248,382            6,764,960
   Purchase of marketable debt security                                        (   32,032)          (  317,017)                --
   Sale of marketable securities                                                     --                   --              2,586,618
                                                                              -----------          -----------          -----------

           Net cash used in investing activities                               (1,133,864)          (1,480,815)          (  340,075)
                                                                              -----------          -----------          -----------

Cash flows from financing activities
   Mortgage principal payments - Equitable                                           --             (   62,305)          (   65,926)
   Mortgage payable - Sumitomo                                                     50,000                 --                   --
   Mortgage costs                                                              (   68,282)                --                 (3,964)
   Distributions to members                                                    (  440,002)          (  440,002)          (  330,000)
                                                                              -----------          -----------          -----------

           Net cash used in financing activities                                 (458,284)          (  502,307)          (  399,890)
                                                                              -----------          -----------          -----------

Net increase in cash and short-term investments                                   967,734              256,229              170,579

Cash and short-term investments, beginning of year                              3,164,525            2,908,296            2,737,717
                                                                              -----------          -----------          -----------

Cash and short-term investments, end of year                                  $ 4,132,259          $ 3,164,525          $ 2,908,296
                                                                              ===========          ===========          ===========

Supplemental cash flow disclosures
   Interest paid                                                              $ 3,844,789          $ 4,183,605          $ 4,372,314
                                                                              ===========          ===========          ===========

The accompanying notes are an integral part of these financial statements.

                          866 U.N. PLAZA ASSOCIATES LLC

               STATEMENT OF CHANGES IN MEMBERS' EQUITY DEFICIENCY

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994



                                                         The Mendik                                       Ambassador
                                                          Company,       Lawrence E.       Menby         Construction      Madlyn
                                           Total            L.P.         Goldschmidt     Associates       Co., Inc.       Braverman
                                        ------------    ------------    ------------    ------------    ------------    ------------

Balance, December 31, 1993             $(17,658,190)   $( 6,586,773)   $( 1,162,382)   $( 7,206,844)   $(   540,026)   $(   486,542)

Net income                                  169,970          72,237          12,748          61,810           4,632           4,173

Distributions                           (   330,000)    (   140,250)    (    24,750)    (   120,003)    (     8,993)    (     8,102)

Unrealized loss on U.S. Treasury
   obligations                          (   275,318)    (   117,010)    (    20,649)    (   100,120)    (     7,503)    (     6,759)
                                       ------------    ------------    ------------    ------------    ------------    ------------

Balance, December 31, 1994              (18,093,538)    ( 6,771,796)    ( 1,195,033)    ( 7,365,157)    (   551,890)    (   497,230)

Net income                                  413,297         175,650          30,998         150,297          11,264          10,147

Distributions                           (   440,002)    (   187,001)    (    33,000)    (   160,006)    (    11,990)    (    10,802)

Reversal of prior year unrealized
   loss on U.S. Treasury obligations        275,318         117,010          20,649         100,120           7,503           6,759

Unrealized gain on U.S. Treasury
   obligations                              185,446          78,814          13,909          67,438           5,054           4,553
                                       ------------    ------------    ------------    ------------    ------------    ------------

Balance, December 31, 1995              (17,659,479)    ( 6,587,323)    ( 1,162,477)    ( 7,207,308)    (   540,059)    (   486,573)

Net income                                  837,740         356,040          62,831         304,602          22,870          20,525

Distributions                           (   440,002)    (   187,001)    (    33,000)    (   160,006)    (    11,990)        (10,802)

Reversal of prior year unrealized
   gain on U.S. Treasury obligations    (   185,446)    (    78,814)    (    13,909)    (    67,438)    (     5,054)    (     4,553)

Unrealized gain on U.S. Treasury
   obligations                               54,159          23,017           4,062          19,693           1,478           1,327
                                       ------------    ------------    ------------    ------------    ------------    ------------

Balance, December 31, 1996             $(17,393,028)   $( 6,474,081)   $( 1,142,493)   $( 7,110,457)   $(   532,755)   $(   480,076)
                                       ============    ============    ============    ============    ============    ============



                                         Leonard A.       Ronald S.         Jesse         Bernard H.      Vicki A.
                                           Lauder          Lauder         Fierstein        Mendik          Albert
                                        ------------    ------------    ------------    ------------    ------------

Balance, December 31, 1993             $(   180,360)   $(   180,360)   $(   486,542)   $(   774,878)   $(    53,483)

Net income                                    1,546           1,546           4,173           6,646             459

Distributions                           (     3,003)    (     3,003)    (     8,102)    (    12,903)    (       891)

Unrealized loss on U.S. Treasury
   obligations                          (     2,505)    (     2,505)    (     6,759)    (    10,765)    (       743)
                                       ------------    ------------    ------------    ------------    ------------

Balance, December 31, 1994              (   184,322)    (   184,322)    (   497,230)    (   791,900)    (    54,658)

Net income                                    3,760           3,760          10,147          16,160           1,114

Distributions                           (     4,004)    (     4,004)    (    10,802)    (    17,205)    (     1,188)

Reversal of prior year unrealized
   loss on U.S. Treasury obligations          2,505           2,505           6,759          10,765             743

Unrealized gain on U.S. Treasury
   obligations                                1,687           1,687           4,553           7,251             500
                                       ------------    ------------    ------------    ------------    ------------

Balance, December 31, 1995              (   180,374)    (   180,374)    (   486,573)    (   774,929)    (    53,489)

Net income                                    7,623           7,623          20,608          32,756           2,262

Distributions                           (     4,004)    (     4,004)    (    10,802)    (    17,205)    (     1,188)

Reversal of prior year unrealized
   gain on U.S. Treasury obligations    (     1,687)    (     1,687)    (     4,553)    (     7,251)    (       500)

Unrealized gain on U.S. Treasury
   obligations                                  493             493           1,332           2,118             146
                                       ------------    ------------    ------------    ------------    ------------

Balance, December 31, 1996             $(   177,949)   $(   177,949)   $(   479,988)   $(   764,511)   $(    52,769)
                                       ============    ============    ============    ============    ============


The accompanying notes are an integral part of these financial statements.

                          866 U.N. PLAZA ASSOCIATES LLC

                          NOTES TO FINANCIAL STATEMENTS



 1 - ORGANIZATION

          In 1978, 866 U.N. Plaza Associates (a general partnership) was organized and acquired the commercial property located at 866 United Nations Plaza, New York, New York. Most of the space in the building is generally leased to missions to the United Nations.

          Effective September 8, 1995, the Partnership converted to a limited liability company. Ownership percentages were unchanged by the conversion, and the Partnership's income tax basis for assets and liabilities carried over to the limited liability company. Amounts previously designated as partners' capital deficiency have been reclassified to members' equity deficiency for comparative purposes.


 2 - TRANSFER OF OWNERSHIP

          Pursuant to a solicitation contained in a private placement memorandum dated November 11, 1996, the Company obtained the consent of its members to participate in an offering of shares of common stock in accordance with a preliminary registration statement filed with the Securities and Exchange Commission on December 18, 1996. On March 12, 1997, the Company entered into an agreement with Vornado Realty Trust, a publicly traded real estate investment trust ("REIT"). The members will be resolicited to obtain their consents to participate in this transaction, under terms and conditions similar to those stated in the private placement memorandum dated November 11, 1996. The REIT is a fully integrated, self-administered and self-managed real estate company which has qualified as a real estate investment trust for Federal income tax purposes. Upon completion of the transaction, it is anticipated that the Company will be owned by a company controlled by the REIT.


 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Use of Estimates

          Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

                                   (Continued)

                          866 U.N. PLAZA ASSOCIATES LLC

                          NOTES TO FINANCIAL STATEMENTS




 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (b)  Rental Income

          Leases are classified as operating leases in accordance with the provisions of Financial Accounting Standards Board (FASB) Statement No. 13. One of these provisions requires the recognition of scheduled rent increases and deferred rent concessions on a straight-line basis over the lease term. Included in rental income for the years ended December 31, 1996, 1995 and 1994 is $(343,598), $47,159 and $292,589, respectively, representing the accrual (reduction) required by this provision (see Note
     5).

     (c) Depreciation and Amortization

          Property and improvements are stated at cost. Depreciation and amortization is computed over estimated useful asset lives or periods, primarily on the straight-line basis.


       Details are as follows:

              Asset                  Asset Lives or Periods
       -----------------------       ----------------------

       Building                      Lives of the building's components, ranging
                                       from 3 to 30 years
       Building improvements         15 to 39 years
       Furniture and equipment       5 to 7 years
       Tenant improvements           Term of related lease
       Leasing costs                 Term of related lease
       Mortgage costs                Term of mortgage


                                   (Continued)

                          866 U.N. PLAZA ASSOCIATES LLC

                          NOTES TO FINANCIAL STATEMENTS


 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (d) Investment in U.S. Treasury Obligations and Marketable Security

          U.S. Treasury obligations and the marketable security are classified as available-for-sale in accordance with the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities", and are carried at fair value. The net unrealized gain (loss) at December 31, 1996, 1995 and 1994 (presented as a component of members' equity deficiency) was $54,159, $185,446 and $(275,318), respectively. Contractual maturities (including accrued interest) of the U.S. Treasury obligations at December 31, 1996 and 1995 are as follows:

                                                    1996                 1995
                                                 ----------           ----------

                    Within 1 year                    $1,822,539       $1,233,539
                    1 to 4 years                      7,491,226        6,776,634
                                                     ----------       ----------

                                                     $9,313,765       $8,010,173
                                                     ==========       ==========

          Accrued interest included in the investment in U.S. Treasury obligations is $125,512 and $106,407 at December 31, 1996 and 1995, respectively.

          The fair value of the marketable security, an investment in a mutual fund, was $361,473 and $317,017 at December 31, 1996 and 1995,
     respectively.

     (e) Fair Value of Financial Instruments

          Effective for years ended after December 15, 1995, Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", as amended, requires certain entities to disclose the fair value of specified financial instruments for which it is practicable to estimate that value. The fair value of the U.S. Treasury Bill and U.S. government discount notes included in short-term investments approximates carrying value. The fair values of the investment in U.S. Treasury obligations and the investment in the marketable security are presented in Note 3(d). It was not practicable to estimate the fair value of the mortgages payable at December 31, 1996 and 1995 because quoted market prices do not exist and estimates could not be made through other means without incurring excessive costs.

                                  (Continued)

                          866 U.N. PLAZA ASSOCIATES LLC

                          NOTES TO FINANCIAL STATEMENTS



 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (f)  Income Taxes

          The Company is not a taxpaying entity for income tax purposes and, accordingly, no provision has been made for income taxes. The members' allocable shares of the Company 's taxable income or loss are reportable on their income tax returns.

     (g)  Cash and Short-Term Investments

          The Company considers all highly liquid investments with a maturity of three months or less when purchased to be short-term investments.

          Cash balances of approximately $3,827,000 and $1,958,000 at December 31, 1996 and 1995, respectively, are maintained in one bank and are insured by the Federal Deposit Insurance Corporation up to a maximum of $100,000. Short-term investments at December 31, 1995 include a U.S. Treasury Bill with a cost of approximately $1,035,000.


 4 - PROPERTY AND IMPROVEMENTS

                                                      1996               1995
                                                   -----------       -----------

Land                                               $ 4,279,686       $ 4,279,686
Building                                            12,210,181        12,210,181
Building improvements                                3,120,210         3,105,450
Tenant improvements                                  8,530,973         7,968,075
Furniture and equipment                                443,832           443,832
Improvements in progress                               864,245           845,174
                                                   -----------       -----------

                                                    29,449,127        28,852,398
   Less - Accumulated depreciation
     and amortization                               16,028,152        14,958,830
                                                   -----------       -----------

                                                   $13,420,975       $13,893,568
                                                   ===========       ===========

                                  (Continued)

                          866 U.N. PLAZA ASSOCIATES LLC

                          NOTES TO FINANCIAL STATEMENTS




 5 - RECEIVABLES

                                                        1996             1995
                                                     ----------       ----------
Receivable from tenants
   Billed and not collected                          $   88,399       $  155,615
   Escalation accruals                                   82,368           10,627
Accruals required by FASB
   Statement No. 13 - Note 3(b)                       3,459,423        3,803,021
Cooperative apartment corporations
   860 West Tower, Inc.                                  80,768          512,609
   870 East Tower, Inc.                                  50,207          480,084
Due from maintenance services
   company - Note 7(b)                                     --            125,768
                                                     ----------       ----------

                                                     $3,761,165       $5,087,724
                                                     ==========       ==========


6 - MORTGAGES PAYABLE

                                                        1996             1995
                                                     -----------     -----------
Sumitomo Trust and Banking Co., Ltd. (a)             $49,779,004     $40,000,000
The Equitable Life Assurance
   Society of the United States (b)                         --         9,729,004
                                                     -----------     -----------

                                                     $49,779,004     $49,729,004
                                                     ===========     ===========


     (a) A credit facility of up to $50,000,000 exists with Sumitomo. The facility is to be used as follows: (i) for working capital, tenant improvements, leasing commissions and other purposes as determined by the Company, (ii) to pay mortgage recording fees and taxes on additional mortgages under this facility.

          The mortgage constitutes a first mortgage lien on the land and a second mortgage lien on the building and improvements and matures on December 14, 1998, unless extended by the borrower to December 14, 2000. On January 2, 1996, in conjunction with the final advance under the credit facility to purchase the Equitable mortgage, the existing mortgages were consolidated to form a single first mortgage on the property.

                                  (Continued)

                          866 U.N. PLAZA ASSOCIATES LLC

                          NOTES TO FINANCIAL STATEMENTS



 6 - MORTGAGES PAYABLE (Continued)

     Interest is payable monthly at either the LIBOR rate or a fixed rate option. The fixed rate option has been chosen as indicated until December 14, 1998: $15,000,000 at 6.72%, $15,000,000 at 9.45%, $2,000,000 at 9.87%,
     $1,000,000 at 9.25%, $7,000,000 at 6.75% and $9,779,004 at 6.10%.

(b) The first mortgage lien on the building and improvements, dated December 19, 1985, matured on January 1, 1996 and required monthly payments of $96,180, including interest at 11-1/8%. On January 2, 1996, the mortgage was purchased by Sumitomo Trust and Banking Co., Ltd.


7 - RELATED PARTY TRANSACTIONS

     (a) Management and Leasing Services

          Management and leasing services are provided to the Company by Mendik Realty Company, Inc., which is a general partner of The Mendik Company, L.P., a member of the Company. The annual management fee is 2-1/2% of gross collections. Leasing commissions are calculated according to industry guidelines.

          A summary of the compensation for these services for the years ended December 31, 1996, 1995 and 1994 is as follows:

                                        1996             1995             1994
                                      --------         --------         --------
Management fees                       $329,099         $278,520         $334,073
Leasing costs                          102,285          134,490           73,732
                                      --------         --------         --------

                                      $431,384         $413,010         $407,805
                                      ========         ========         ========


     (b)   Maintenance Services

          Maintenance services for the property are provided at cost plus an allocable share of overhead expenses by a company controlled by a general partner of The Mendik Company, L.P. Services of building engineers are provided at cost. Profits earned from direct tenant services are shared with the Company.

                                  (Continued)

                          866 U.N. PLAZA ASSOCIATES LLC

                          NOTES TO FINANCIAL STATEMENTS



 7 - RELATED PARTY TRANSACTIONS (Continued)

     (b) Maintenance Services (Continued)

          For the years ended December 31, 1996, 1995 and 1994, cleaning and related services were $1,242,097, $1,104,670 and $1,115,881, engineering and preventive maintenance services were $963,120, $1,029,500 and $889,136, and the Company's share of profits from tenant services was $26,801, $29,629 and $44,174, respectively. The amount payable to the maintenance services company at December 31, 1996 was $5,467. The amount receivable from the maintenance services company at December 31, 1995 was $125,768.

     (c)   Security Services

          Security services for the property are provided at cost plus an allocable share of overhead expenses by a company whose stockholder is a general partner of The Mendik Company, L.P. Profits earned from direct tenant services are shared with the Company. Security services for the years ended December 31, 1996, 1995 and 1994 were $339,494, $332,503 and
     $323,776, respectively.

     (d)   Construction Services

          Ambassador Construction Co., Inc., a member of the Company, provides construction and related services for the property. Costs for the years ended December 31, 1996, 1995 and 1994 were $162,748, $385,242 and
     $1,033,380, respectively.


 8 - LEASE ARRANGEMENTS

     Space in the building is rented to a large number of tenants under various lease agreements. These leases, which are classified as operating leases, include renewal options and provisions for additional rent based on increases in real estate taxes, operating expenses or porter wage rates, utilities and the Consumer Price Index over base period amounts.

                                  (Continued)

                          866 U.N. PLAZA ASSOCIATES LLC

                          NOTES TO FINANCIAL STATEMENTS



 8 - LEASE ARRANGEMENTS (Continued)

           Approximate minimum future rentals required under operating leases at December 31, 1996, excluding rentals that are cancelable at the tenant's option, are summarized as follows:

                   Year Ending
                  December 31,
                  ------------

                       1997                              $  9,849,000
                       1998                                 7,430,000
                       1999                                 6,601,000
                       2000                                 5,765,000
                       2001                                 5,275,000
                       Thereafter                          17,061,000
                                                           ----------

                                                          $51,981,000
                                                          ===========


     Escalations (contingent rentals) included in rental income were $773,995, $808,437 and $1,030,647 for the years ended December 31, 1996, 1995 and 1994, respectively.

     Approximately 21% of base rental income is derived from a tenant whose lease expires October 30, 1997 and whose base rent is approximately $2,200,000. Another tenant's lease, which provides for an annual base rent of approximately $1,092,000 (approximately 10% of base rental income), expires March 31, 2006.


 9 - TENANTS' SECURITY DEPOSITS

     In addition to cash deposits, the Company is holding letters of credit of $109,840 at December 31, 1996 and 1995, pursuant to lease agreements.

                                  (Continued)

                          866 U.N. PLAZA ASSOCIATES LLC

                          NOTES TO FINANCIAL STATEMENTS



10 - COMMITMENT

          The Company is in the process of installing new state-of-the-art air conditioning equipment in the property. The total cost of the project will be approximately $3,600,000, of which approximately $500,000 will be funded by a Con Edison rebate program. In addition, the cooperative apartment corporations will fund approximately $2,070,000, representing two-thirds of the balance. The net cost of the project to the Company will be approximately $1,030,000.

          At December 31, 1996, approximately $3,073,000 of the total cost of the project has been incurred, of which $1,725,000 has been billed to the cooperative apartment corporations. At December 31, 1995, approximately $1,400,000 had been incurred, of which $910,000 had been billed to the cooperative apartment corporations.

                                                                        Annex E



                                Two Park Company
                        (A New York General Partnership)


                              Financial Statements
                           December 31, 1996 and 1995

                       [KPMG PEAT MARWICK LLP LETTERHEAD]


                          Independent Auditors' Report


The Partners
Two Park Company:


We have audited the accompanying balance sheets of Two Park Company (a New York general partnership) as of December 31, 1996 and 1995, and the related statements of operations, changes in partners' capital and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Two Park Company as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.


                           /s/  KPMG Pear Marwick LLP


March 14, 1997

TWO PARK COMPANY



================================================================================================
BALANCE SHEETS                                               AT DECEMBER 31,     AT DECEMBER 31,
                                                                        1996                1995
------------------------------------------------------------------------------------------------
ASSETS

Property and improvements (Note 4)                              $ 99,905,783        $153,245,733
Cash and cash equivalents                                          3,685,644           2,993,717
Restricted cash                                                      450,398             594,200
U.S. Treasuries and Agencies, net of unamortized premium
  of $1,604 in 1996 and $20,373 in 1995                            2,121,910           2,458,794
Rent and other receivables
  net of allowance for doubtful accounts of
  $118,611 in 1996 and $65,009 in 1995                               411,588             505,539
Deferred rent receivable                                           9,907,586           7,831,616
Leasing costs, less accumulated amortization of
  $4,521,623 in 1996 and $3,662,905 in 1995                        6,701,968           7,561,649
Mortgage costs, less accumulated amortization of
  $1,563,160 in 1996 and $1,587,661 in 1995                          325,509             576,103
Other assets                                                         285,128             307,444
------------------------------------------------------------------------------------------------
   TOTAL ASSETS                                                 $123,795,514        $176,074,795
================================================================================================
LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Mortgages payable (Note 6)                                    $ 65,000,000        $ 65,000,000
  Accrued interest payable                                           553,263             553,263
  Accounts payable and accrued expenses                              358,088             398,477
  Due to affiliates (Note 7)                                         706,714             847,058
  Security deposits payable                                          450,398             594,200
  Improvements payable                                                31,007             227,289
  Deferred rental income                                           6,515,337           7,355,711
                                                                 -------------------------------
   Total Liabilities                                              73,614,807          74,975,998

Partners' Capital                                                 50,180,707         101,098,797
------------------------------------------------------------------------------------------------
   TOTAL LIABILITIES AND PARTNERS' CAPITAL                      $123,795,514        $176,074,795
================================================================================================



===========================================================================================
STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                                                   M/H
                                                              TWO PARK           B & B PARK
                                            TOTAL           ASSOCIATES            AVENUE LP
-------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1993        $ 107,149,063         $ 64,285,838         $ 42,863,225
Net loss                               (3,344,017)          (2,006,410)          (1,337,607)
-------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1994        $ 103,805,046         $ 62,279,428         $ 41,525,618
Net loss                               (2,706,249)          (1,623,749)          (1,082,500)
-------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1995        $ 101,098,797         $ 60,655,679         $ 40,443,118
Net loss                              (50,918,090)         (30,550,854)         (20,367,236)
-------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1996        $  50,180,707         $ 30,104,825         $ 20,075,882
===========================================================================================

TWO PARK COMPANY



===================================================================================================================
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,                                     1996                 1995                 1994
-------------------------------------------------------------------------------------------------------------------
INCOME
Rental                                                       $ 23,143,570         $ 21,387,332         $ 19,813,810
Tenant expense reimbursements                                   2,106,736            2,369,564            2,857,458
Interest                                                          207,478              138,906              219,612
                                                             ------------------------------------------------------
   Total income                                                25,457,784           23,895,802           22,890,880
-------------------------------------------------------------------------------------------------------------------
EXPENSES
Operating                                                       6,736,363            6,879,327            6,629,875
Depreciation and amortization                                   8,194,646            7,548,566            7,026,980
Real estate taxes                                               3,949,017            3,905,082            4,161,549
Interest expense                                                6,532,083            7,533,674            7,619,110
Administrative                                                    779,205              703,006              772,086
Renting                                                            36,004               32,396               25,297
Provision for write-down of property and improvements          50,148,556                   --                   --
                                                             ------------------------------------------------------
   Total expenses                                              76,375,874           26,602,051           26,234,897
-------------------------------------------------------------------------------------------------------------------

   NET LOSS                                                  $(50,918,090)        $ (2,706,249)        $ (3,344,017)
===================================================================================================================

TWO PARK COMPANY


==========================================================================================================================
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,                                             1996                 1995                1994
--------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                                             $(50,918,090)        $ (2,706,249)        $(3,344,017)
Adjustments to reconcile net loss to net cash
provided by operating activities:
  Provision for write-down of property and improvements                50,148,556                   --                  --
  Depreciation and amortization                                         8,194,646            7,548,565           7,026,980
  Net premium (discount) amortization - U.S. Treasuries
   and agencies                                                           (25,350)              50,092             (32,175)
   Provision for losses on rents and receivables                               --                   --             384,916
  Increase (decrease) in cash arising from changes
  in operating assets and liabilities:
   Restricted cash                                                        143,802              (19,910)            (31,857)
   Rent and other receivables                                              93,951               13,885            (388,444)
   Deferred rent receivable                                            (2,075,970)           5,113,158            (234,949)
   Leasing costs                                                         (112,770)          (2,663,345)         (1,123,135)
   Other assets                                                            22,316             (233,431)            170,569
   Accrued interest payable                                                    --              (91,494)             27,617
   Accounts payable and accrued expenses                                  (40,389)            (174,707)            203,374
   Due to affiliates                                                     (140,344)             411,377             345,526
   Security deposits payable                                             (143,802)              19,910              31,857
   Deferred income                                                       (840,374)           7,281,441            (158,457)
                                                                     -----------------------------------------------------
Net cash provided by operating activities                               4,306,182           14,549,292           2,877,805
--------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and improvements                                 (3,976,489)          (5,651,860)         (4,147,411)
Acquisition of U.S. Treasuries and Agencies                            (3,021,038)          (3,574,183)         (4,659,415)
Redemption of U.S. Treasuries and Agencies                              3,383,272            4,074,449           4,565,357
                                                                     -----------------------------------------------------
Net cash used for investing activities                                 (3,614,255)          (5,151,594)         (4,241,469)
--------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on mortgages payable                                        --          (10,000,000)                 --
                                                                     -----------------------------------------------------
Net cash used for financing activities                                         --          (10,000,000)                 --
--------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                      691,927             (602,302)         (1,363,664)
Cash and cash equivalents, beginning of period                          2,993,717            3,596,019           4,959,683
                                                                     -----------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                             $  3,685,644         $  2,993,717         $ 3,596,019
==========================================================================================================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest                             $  6,532,083         $  7,625,168         $ 7,591,493
--------------------------------------------------------------------------------------------------------------------------


See accompanying notes to the financial statements.

TWO PARK COMPANY



NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 1996, 1995 AND 1994

1. ORGANIZATION
Two Park Company, a New York general partnership (the "Partnership"), was organized on December 18, 1986 for the purpose of acquiring, maintaining and operating the property located at Two Park Avenue, New York, New York (the "Property"). The Property is a 28-story office building that contains approximately 948,000 net rentable square feet. The building includes two lower levels consisting of a subway concourse, a small tenant garage containing approximately 43 spaces, rentable storage areas and mechanical facilities. The Property was acquired on December 22, 1986.

2. THE PARTNERSHIP AGREEMENT

CAPITAL CONTRIBUTIONS Capital contributions have been funded 60% by M/H Two Park Associates and 40% by B&B Park Avenue L.P. Additional capital contributions as required will be funded in the same ratio.

DISTRIBUTIONS Cash flow, as defined in the Partnership Agreement, is to be distributed within 10 days after each fiscal quarter in the same ratio as the capital contributions.

ALLOCATION OF NET INCOME AND NET LOSS Net income and net loss are to be allocated in accordance with the "Distribution Percentages" as long as capital account balances are positive. Otherwise net loss is allocated as follows; first, to the extent of positive capital account balances in accordance with the distribution percentages, then to the partner, if any, whose account balance is positive until such capital account is reduced to zero and then in accordance with the distribution percentages.

ALLOCATION OF GAINS AND LOSSES FROM CAPITAL TRANSACTIONS These items are to be allocated first to increase or decrease the capital accounts to zero and then in accordance with the distribution percentages.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RENTAL INCOME AND DEFERRED RENT The Partnership rents its property to tenants under operating leases with various terms. Deferred rent receivable and deferred rental income consist of rental income which is recognized on the straight-line basis over the lease terms in accordance with the provisions of Statement of Financial Accounting Standards No. 13 "Accounting for Leases".

REAL ESTATE Property and improvements are stated at cost less accumulated depreciation and amortization and less any write-down for impairment in carrying value. Depreciation and amortization charges are computed using the straight-line method over the following estimated useful asset lives:

              Asset                         Useful Asset Life
              -----                         -----------------
        Building                            35 years
        Building improvements               31-1/2 years
        Tenant improvements                 Term of related lease
        Furniture, fixtures and equipment   5-7 years

ACCOUNTING FOR IMPAIRMENT In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("FAS 121"), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. FAS 121 also addresses the accounting for long lived assets that are expected to be disposed of. The Partnership adopted FAS 121 in the fourth quarter of 1995.

TWO PARK COMPANY



FAIR VALUE OF FINANCIAL INSTRUMENTS Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("FAS 107"), requires the Partnership disclose the estimated fair values of its financial instruments. Fair values generally represent estimates of amounts at which a financial instrument could be exchanged between willing parties in a current transaction other than in a forced liquidation.

Fair value estimates are subjective and are dependent on a number of significant assumptions based on management's judgement regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. In addition, FAS 107 allows a wide range of valuation techniques, therefore, comparisons between entities, however similar, may be difficult.

LEASING COSTS Leasing costs are capitalized and amortized over the terms of the respective leases.

MORTGAGE COSTS Mortgage costs are capitalized and amortized over the terms of the mortgages payable.

INCOME TAXES The Partnership allocates all profits, losses and other taxable items to the partners. No provision for income taxes is made in the financial statements as the liabilities for such taxes are those of the partners rather than the Partnership.

RESTRICTED CASH Restricted cash consists of tenant security deposits.

CASH EQUIVALENTS Cash equivalents consist of short-term, highly liquid investments which have maturities of three months or less from the date of issuance. The carrying value approximates the fair value of these assets because of the short maturity of these instruments.

MARKETABLE SECURITIES Marketable securities, which consist of United States Treasury securities and Agencies, are carried at amortized cost, which approximates market.

USE OF ESTIMATES The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management's review of recoverability of the carrying amount of the Property and related accounts is one such estimate. Actual results could differ from those estimates.

4. PROPERTY AND IMPROVEMENTS
A summary of property and improvements follows:

                                                  1996                  1995
                                         -----------------------------------

  Land                                   $  17,389,411         $  26,118,173
  Building and improvements                 69,188,976           142,995,340
  Tenant improvements                       13,244,146            30,436,260
  Furniture, fixtures & equipment               83,250             1,478,302
                                         -----------------------------------

                                            99,905,783           201,028,075
  Less - Accumulated depreciation
   and amortization                                 --           (47,782,342)
                                         -----------------------------------

   Property and improvements             $  99,905,783         $ 153,245,733

  Leasing costs                              6,701,968             7,561,649
  Deferred rent receivable                   9,907,586             7,831,616
  Deferred rental income                    (6,515,337)           (7,355,711)
                                         -----------------------------------

                                         $ 110,000,000         $ 161,283,287
                                         -----------------------------------

TWO PARK COMPANY



At December 31, 1996 and 1995, the Partnership completed reviews of recoverability of the carrying amount of the Property and related accounts based upon estimated undiscounted cash flows expected to result from the Property's use and eventual disposition. As of December 31, 1995, it was management's intention to hold the Property for long-term investment and, therefore management concluded that the sum of the undiscounted future cash flows estimated to be generated by the Property over the investment's estimated holding period was greater than its carrying value.

Based upon continued improvements in the Midtown Manhattan commercial real estate market in 1996, management reassessed their investment strategy. Currently, management anticipates positioning the Property for sale over the next 12 to 24 months and, as a result, the sum of the undiscounted future cash flow estimated to be generated by the Property over this shorter holding period is less than its carrying value. Based on the guidance of FAS 121, the Partnership recorded a provision of $50,148,556 to reduce the Property's carrying value to its estimated fair value of $110,000,000 at December 31, 1996. The fair value was obtained from an appraisal report prepared by an independent appraiser.

5. TENANTS' SECURITY
Additional security pledged in the form of letters of credit and U.S. Treasury Notes of approximately $1,605,980 have been established by various tenants as security for payments due under their leases.

6. MORTGAGES PAYABLE
A summary of mortgages payable to a lender follows:

                                                     1996                   1995
                                              ----------------------------------

  9.75% mortgage note                         $60,000,000            $60,000,000
  11.50% mortgage note                          5,000,000              5,000,000
                                              ----------------------------------
                                              $65,000,000            $65,000,000
                                              ----------------------------------

The $60,000,000 first mortgage is for a term of twelve years and accrues interest at the rate of 9.75% per annum. Interest only is payable in monthly installments until the maturity date (December 19, 1998) at which time the full amount of principal and any accrued interest shall be due and payable. On June 15, 1989, the Partnership placed a second mortgage on the Property in the amount of $10,000,000. Interest only was payable in monthly installments at a rate of 10.791% through June 15, 1992 and thereafter at the rate of 10.625% through December 19, 1998 at which time the full amount of principal and any accrued interest would have been due and payable. In November 1995, the Partnership prepaid, without penalty, the $10,000,000 second mortgage from proceeds received from a tenant under a lease extension agreement. On December 26, 1990, the Partnership placed a third mortgage on the Property in the amount of $5,000,000. Interest only is payable in monthly installments at a rate of 11.5% through its maturity date (December 19, 1998) at which time the full amount of principal and any accrued interest shall be due and payable.

The lender has the right to accelerate the maturity date of the mortgages to a date not earlier than December 31, 1996, upon at least 180 days prior notice (June 19, 1996). Effective January 1, 1995, the loans are payable to Portfolio U Holdings Corporation, a sole stockholder of a general partner and a limited partner in B & B Park Avenue L.P.

Based on the maturity date and call feature of the mortgage notes, the fair value of the mortgages payable approximates their carrying value.

7. RELATED PARTY TRANSACTIONS

MANAGEMENT SERVICES Management services are provided by Mendik Realty Company, Inc. ("MRC"), an affiliate of a general partner of each of the partners in the Partnership. The annual management fee is 2% of gross operating revenues, as defined. Management fees for the years ended December 31, 1996, 1995 and 1994 were $494,916, $444,572 and $448,433, respectively.

TWO PARK COMPANY



LEASING SERVICES Leasing services are provided to the Partnership by MRC and other unaffiliated brokers. Leasing commissions are calculated in accordance with the management agreement and are generally consistent with industry guidelines; however, a 25% override is payable to MRC when an unaffiliated broker is used. If the cost of all leasing services exceeds 3% of gross operating revenue, as defined, the fees otherwise payable to MRC will be deferred and payable only if such 3% limit is not exceeded in any subsequent year. No leasing commissions were paid during the years ended December 31, 1996, 1995 and 1994. The deferred liabilities to MRC as of December 31, 1996 and 1995 were approximately $706,714 and $610,877, respectively.

MAINTENANCE SERVICES Building Maintenance Service LLC, ("BMS"), an affiliate of a general partner of each of the partners of the Partnership, provides cleaning and related services and metal and marble cleaning services to the Partnership. These services, provided by BMS at its cost (plus an allocable share of overhead expenses), totalled $2,477,553, $2,620,086 and $2,304,719 for the years ended December 31, 1996, 1995 and 1994, respectively. In addition, BMS provides engineering services to the Partnership. The salaries and benefits of the Property's engineering staff totalled $451,654, $494,647 and $464,818 for the years ended December 31, 1996, 1995 and 1994, respectively.

SECURITY SERVICES Guard Management Service Corporation, an affiliate of a general partner of each of the partners of the Partnership, provides security services to the Partnership at its cost (plus an allocable share of overhead expenses), totalling $300,951, $274,372 and $286,297 for the years ended December 31, 1996, 1995 and 1994, respectively.

8.  RENTAL INCOME UNDER OPERATING LEASES
Space in the building is rented to tenants under various lease agreements. These leases, which are classified as operating leases, include renewal options and provisions for additional rent based on increases in real estate taxes, operating expenses and utilities over predetermined amounts. Future annual minimum rental payments to be received from operating leases (which are not cancellable by their terms) are summarized as follows:

   Year Ending
   December 31,                               Amount
   ------------                               ------

   1997                                   $ 20,552,245
   1998                                     18,472,801
   1999                                     16,143,353
   2000                                     15,014,726
   2001                                     15,902,106
   Thereafter                              112,024,128
                                          ------------
                                          $198,109,359
                                          ------------

The Property was 98%, 97% and 92% leased at December 31, 1996, 1995 and 1994, respectively. As of December 31, 1996, significant tenants of the office building are Times Mirror Company Inc. and Smith Barney. Times Mirror Company Inc. leases approximately 287,000 square feet under various leases scheduled to expire in 2010. Smith Barney leases approximately 100,000 square feet under a lease scheduled to expire in May 1998. The Times Mirror Company Inc. and Smith Barney leases generated 25% and 12%, respectively, of the Property's 1996 rental income.

9. COMMITMENTS
Pursuant to the terms of leases with various tenants, the Partnership is obligated to pay approximately $1.8 million of the cost of alterations to be made to the leased premises. As of December 31, 1996, approximately $1.4 million of these costs have been incurred.